UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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The Greenbrier Companies, Inc.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
VOTING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
EXECUTIVE COMPENSATION
PEER GROUP COMPANIES
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
REPORT OF THE AUDIT COMMITTEE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL NO. 2 APPROVAL OF AMENDMENT TO 2005 STOCK INCENTIVE PLAN
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF AUDITORS

One Centerpointe Drive
Suite 200
Lake Oswego, Oregon 97035

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
January 7, 2011

To Our Shareholders:

The Annual Meeting of Shareholders of The Greenbrier Companies, Inc. (the “Company,” “we,” “us,” and “our”) will be held beginning at 2:00 p.m. on Friday, January 7, 2011 at the Benson Hotel, 309 SW Broadway, Portland, Oregon for the following purposes:

1. Electing four directors of the Company;

2. Approving an amendment to the Company’s 2005 Stock Incentive Plan to increase the number of shares available under the plan and to change the vesting schedule for restricted stock grants to non-employee directors.

3. Ratifying the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2011, subject to the Audit Committee’s right, in its discretion, to appoint a different independent auditor at any time during the year; and

4. Transacting such other business as may properly come before the meeting.

Only holders of record of our Common Stock at the close of business on November 22, 2010 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Shareholders may vote in person or by proxy.

By Order of the Board of Directors,

/s/  Sherrill A. Corbett
Sherrill A. Corbett
Secretary

Lake Oswego, Oregon
November 24, 2010

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on January 7, 2011: The Proxy Statement and Annual Report to Shareholders are available at www.gbrx.com/proxy.

THE GREENBRIER COMPANIES, INC.

One Centerpointe Drive
Suite 200
Lake Oswego, Oregon 97035

PROXY STATEMENT

2011 Annual Meeting of Shareholders

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Greenbrier Companies, Inc. (the “Company,” “we,” “us,” and “our”) of proxies to be voted at the 2011 Annual Meeting of Shareholders of the Company to be held beginning at 2:00 p.m. on Friday, January 7, 2011 at the Benson Hotel, 309 SW Broadway, Portland, Oregon, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed, dated and returned prior to the voting at the meeting, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of Common Stock represented thereby will be voted for election of the nominees and for ratification of the appointment of the independent auditors. The persons named in the proxies will have discretion to vote on such other business as may properly come before the meeting or any adjournments or postponements thereof.

Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a shareholder cast in person at the meeting. The cost of soliciting proxies will be borne by us. In addition to solicitation by mail, proxies may be solicited personally by our officers and regular employees or by telephone, facsimile, electronic transmission or express mail. We have also engaged Innisfree M&A Incorporated to assist in the distribution of proxy materials and the solicitation of votes as described below. We will pay Innisfree a fee of $15,000 plus customary costs and expenses for these services. The Company has agreed to indemnify Innisfree against certain liabilities arising out of or in connection with its engagement. We will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. This Proxy Statement is first being mailed to shareholders on or about November 24, 2010.

VOTING

Holders of record of our Common Stock at the close of business on November 22, 2010, will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of November 22, 2010, there were 21,880,820 shares of Common Stock outstanding and entitled to vote, and a majority, or 10,940,411 of these shares, will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder to one vote on each matter that may properly come before the meeting. Shareholders are not entitled to cumulative voting in the election of directors. For shares held through a broker or other nominee that is a New York Stock Exchange member organization, if a matter to be voted on is considered routine, the broker has discretion to vote the shares. If the matter to be voted on is determined to be non-routine, the broker may not vote the shares without specific instruction from the shareholder. Uncontested director elections and the proposed amendments to the Company’s 2005 Stock Incentive Plan are not considered routine matters.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors is comprised of eleven directors. The directors are divided into three classes, one class with three directors and two classes with four directors each. One class is elected each year for a three-year term. The four nominees recommended by our Nominating and Corporate Governance Committee and nominated by the Board of Directors for election as Class II directors to serve until the Annual Meeting of Shareholders in 2014, or until their respective successors are elected and qualified, are Graeme A. Jack, Victoria McManus, Wendy L. Teramoto and

Benjamin R. Whiteley. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The four nominees for director receiving the highest number of votes will be elected to the Board of Directors.

Unless marked otherwise, proxies received will be voted FOR the election of the four nominees.

If a nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any adjournment or postponement thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the other nominee named without nomination of a substitute, or the number of directors may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected a director.

Under Oregon law, the directors who receive the greatest number of votes cast will be elected directors. Abstentions and broker non-votes will have no effect on the results of the vote.

The Board of Directors recommends a vote FOR the election of Mr. Jack, Ms. McManus, Ms. Teramoto and Mr. Whiteley.

The following table sets forth certain information about each nominee for election to the Board of Directors and each continuing director.

				Expiration
			Director	of Current
Name	Age	Positions	Since	Term

Nominees for Election
Class II
Graeme A. Jack(1)(2)	60	Director	2006	2011
Victoria McManus(3)	55	Director	2009	2011
Wendy L. Teramoto	36	Director	2009	2011
Benjamin R. Whiteley(1)(2)(3)	81	Chairman of the Board of Directors	1994	2011
Directors Continuing in Office
Class III
William A. Furman	66	President, Chief Executive Officer and Director	1981	2012
C. Bruce Ward	80	Director	1994	2012
Charles J. Swindells(1)(2)(3)	68	Director	2005	2012
Class I
Duane C. McDougall(1)(2)(3)	58	Director	2003	2013
A. Daniel O’Neal, Jr.	74	Director	1994	2013
Wilbur L. Ross, Jr.	72	Director	2009	2013
Donald A. Washburn(1)(2)(3)	66	Director	2004	2013
Director Emeritus
Victor G. Atiyeh	87	Director Emeritus

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

William A. Furman, President, Chief Executive Officer and Director.  Mr. Furman has served as a member of the Board and as the Company’s President and Chief Executive Officer since 1994. Mr. Furman has been associated with the Company and its predecessor companies since 1974. Prior to 1974, Mr. Furman was Group Vice President for the Leasing Group of TransPacific Financial Corporation. Earlier he was General Manager of the Finance Division of FMC Corporation. Mr. Furman serves as a Director of Schnitzer Steel Industries, Inc., a steel recycling and manufacturing company. Mr. Furman brings executive management and railcar industry experience to the

Board and historical perspective on the Company’s origins and evolution, as Mr. Furman was a founder of the Company’s predecessor.

The Board of Directors has determined that it is in the best interests of the Company and its shareholders for Mr. Furman to continue to serve as a director of the Board.

Graeme A. Jack, Director.  Mr. Jack has served as a member of the Board since October 2006. Mr. Jack is a retired partner of the world-wide accounting firm of PricewaterhouseCoopers LLP. He was admitted to the partnership in 1980 in the Hong Kong office. He served as the lead partner of the management consulting services practice from 1985 to 1990. Mr. Jack has been appointed an independent trustee for Hutchison Provident Fund and the Hutchison Provident and Retirement Plan, two funds established for the retirement of Hutchison Whampoa Limited employees. Mr. Jack brings accounting and financial reporting expertise to the Board as well as extensive experience in international business transactions in Asia generally and in China in particular.

The Board of Directors has determined that it is in the best interests of the Company and its shareholders for Mr. Jack to continue to serve as a director of the Board, subject to shareholder approval at the Annual Meeting.

Duane C. McDougall, Director.  Mr. McDougall has served as a member of the Board since 2003. Mr. McDougall served as Chairman and Chief Executive Officer of Boise Cascade, LLC, a privately held manufacturer of wood products, from December 2008 to August 2009. He was President and Chief Executive Officer of Willamette Industries, Inc., an international forest products company, from 1998 to 2002. Prior to becoming President and Chief Executive Officer, he served as Chief Accounting Officer during his 23-year tenure with Willamette Industries, Inc. He also serves as Chairman of the Board of Boise Cascade and a Director of West Coast Bancorp, StanCorp Financial and Cascade Corporation as well as several non-profit organizations. Mr. McDougall brings executive leadership and accounting and financial reporting expertise to the Board.

The Board of Directors has determined that it is in the best interests of the Company and its shareholders for Mr. McDougall to continue to serve as a director of the Board.

Victoria McManus, Director.  Ms. McManus has served as a member of the Board since July 2009. From September 2008 to the present, Ms. McManus has worked independently and has made investments in real estate and mid-cap companies. From August 2004 until July 2008, Ms. McManus served as President of Babcock & Brown Rail Management, LLC and President of Babcock & Brown Freight Management LLC. Ms. McManus was a partner with Babcock & Brown LP (“B&B”), an international financial advisory and asset management firm known for its expertise in transportation and infrastructure assets. At B&B, Ms. McManus was a senior member of the US Management team and the head of the North American Rail Group. Prior to joining B&B, Ms. McManus was an executive with The CIT Group for ten years; her last position as President of their Rail Division. Ms. McManus brings railcar leasing and executive leadership expertise to the Board.

The Board of Directors has determined that it is in the best interests of the Company and its shareholders for Ms. McManus to continue to serve as a director of the Board, subject to shareholder approval at the Annual Meeting.

A. Daniel O’Neal, Jr., Director.  Mr. O’Neal has served as a member of the Board since 1994. Mr. O’Neal served as a Director of Gunderson from 1985 to 2005. Mr. O’Neal served as a Commissioner of the Interstate Commerce Commission from 1973 until 1980 and, from 1977 until 1980, served as its Chairman. Since 1985 has served in various executive positions with the Company. Prior to joining the Company in 1985, he was a partner in a business law firm. From 1989 until 1996 he was Chief Executive Officer and owner of a freight transportation services company. He was Chairman of Washington State’s Freight Mobility Board from its inception in 1998 until July 2005. Mr. O’Neal is a member of the Washington State Transportation Commission. In 2007 the Governor of Washington appointed him to the newly formed Puget Sound Partnership Leadership Board. He is on the board of various non-profit organizations. Mr. O’Neal brings transportation industry, governmental relations and regulatory affairs expertise to the Board.

The Board of Directors has determined that it is in the best interests of the Company and its shareholders for Mr. O’Neal to continue to serve as a director of the Board.

Wilbur L. Ross, Jr., Director.  Mr. Ross has served as a member of the Board since June 2009. Mr. Ross is the Chairman and Chief Executive Officer of WL Ross & Co. LLC, a merchant banking firm, a position he has held since April 2000. Mr. Ross is also the managing member of the general partner of WL Ross Group, L.P., which in turn is the managing member of the general partner of WLR Recovery Fund L.P., WLR Recovery Fund II L.P., WLR Recovery Fund III L.P., WLR Recovery Fund IV L.P., Asia Recovery Fund L.P., Asia Recovery Co-Investment Fund L.P., Absolute Recovery Hedge Fund L.P., India Asset Recovery Fund and Japan Real Estate Recovery Fund, the Chairman of the Investment Committee of the Taiyo Fund and the Chairman of Invesco Private Capital, each of which is a private investment fund. Mr. Ross is also Chairman of International Textile Group, Inc., a global, diversified textile provider that produces automotive safety, apparel, government uniform, technical and specialty textiles; Nano-Tex, Inc., a fabric innovations company located in the United States; IPE-Ross Management Ltd., an investment partnership investing in middle market European buyouts; and International Auto Components Group SL, a joint venture company with interests in automotive interior plastics. Mr. Ross is also an executive officer of Invesco Private Equity; American Home Mortgage Services, Inc. and Plascar Participacoes SA. Mr. Ross is a board member of ArcelorMittal N.V.; Assured Guaranty Ltd., a provider of financial guaranty and credit enhancement products; Compagnie Européenne de Wagons SARL in Luxembourg; Insuratex, Ltd., an insurance company in Bermuda; Plascar Participacoes SA; Phoenix International Insurance Company; IAC Acquisition Corporation Limited; IAC Group SARL; and Masters Capital Nanotechnology Fund. Mr. Ross is also a member of the Business Roundtable. Previously, Mr. Ross served as the Executive Managing Director at Rothschild Inc., an investment banking firm, from October 1974 to March 2000. Mr. Ross was previously a director of Mittal Steel Co. N.V. from April 2005 to June 2006, a director of International Steel Group from February 2002 to April 2005, a director of Montpelier RE Holdings Ltd. from 2006 to March 2010, and a director of Syms Corp. from 2000 through 2007. Mr. Ross was also formerly Chairman of the Smithsonian Institution National Board and currently is a board member of Whitney Museum of American Art, the Japan Society, and the Yale University School of Management, the Harvard Business School Club of New York, the Palm Beach Civic Association, the Palm Beach Preservation Foundation and the Partnership for New York City. He holds an A.B. from Yale University and an M.B.A., with distinction, from Harvard University. Mr. Ross brings financial services and heavy industry expertise to the Board and is one of the world’s most respected investors.

The Board of Directors has determined that it is in the best interests of the Company and its shareholders for Mr. Ross to continue to serve as a director of the Board.

Wendy L. Teramoto, Director.  Ms. Teramoto has served as a member of the Board since June 2009. Ms. Teramoto is a Managing Director at WL Ross & Co. LLC. Prior to joining WL Ross & Co. LLC, Ms. Teramoto worked at Rothschild Inc., an investment banking firm. Ms. Teramoto has been a member of the board of International Coal Group, Inc. since October 2004. Ms. Teramoto brings expertise in analyzing financial issues and experience with manufacturing and other heavy industry companies to the Board.

The Board of Directors has determined that it is in the best interests of the Company and its shareholders for Ms. Teramato to continue to serve as a director of the Board, subject to shareholder approval at the Annual Meeting.

Charles J. Swindells, Director.  Mr. Swindells has served as a member of the Board since September 2005. Mr. Swindells is employed by Evercore Partners as a Senior Advisor to Evercore Wealth Management. Mr. Swindells served as the Vice Chairman, Western Region of U.S. Trust, Bank of America, Private Wealth Management from August 2005 to January 2009. Mr. Swindells served as United States Ambassador to New Zealand and Samoa from 2001 to 2005. Before becoming Ambassador, Mr. Swindells was Vice Chairman of US Trust Company, N.A.; Chairman and Chief Executive Officer of Capital Trust Management Corporation; and Managing Director/Founder of Capital Trust Company. He also served as Chairman of World Wide Value Fund, a closed-end investment company listed on the New York Stock Exchange. Mr. Swindells was one of five members on the Oregon Investment Council overseeing the $20 billion Public Employee Retirement Fund Investment Portfolio and was a member of numerous non-profit boards of trustees, including serving as Chairman of the Board for Lewis & Clark College in Portland, Oregon. Mr. Swindells serves as a Director of Swift Energy Company, a NYSE listed oil and natural gas company. Mr. Swindells brings financial and global business expertise to the Board.

The Board of Directors has determined that it is in the best interests of the Company and its shareholders for Mr. Swindells to continue to serve as a director of the Board.

C. Bruce Ward, Director.  Mr. Ward has served as a member of the Board since 1994. He served as Chairman of Gunderson LLC, a manufacturing subsidiary, from 1990 to 2005 and was its President and Chief Executive

Officer from 1985 to 1989. Mr. Ward is a former director of Stimson Lumber Company, a privately-held forest products company. Mr. Ward brings operational and railcar manufacturing expertise to the Board.

The Board of Directors has determined that it is in the best interests of the Company and its shareholders for Mr. Ward to continue to serve as a director of the Board.

Donald A. Washburn, Director.  Mr. Washburn has served as a member of the Board since August 2004. Mr. Washburn served as Executive Vice President of Northwest Airlines, Inc., an international airline, from 1995 to 1998. Mr. Washburn also served as Chairman and President of Northwest Cargo from 1997 to 1998. Prior to becoming Executive Vice President, he served as Senior Vice President for Northwest Airlines, Inc. from 1990 to 1995. Mr. Washburn served in several positions from 1980 to 1990 for Marriott Corporation, an international hospitality company, most recently as Executive Vice President. He also serves as a trustee of LaSalle Hotel Properties, and a director of Key Technology, Inc. and Amedisys, Inc., as well as privately held companies and non-profit corporations. Mr. Washburn brings executive management and operational expertise to the Board.

The Board of Directors has determined that it is in the best interests of the Company and its shareholders for Mr. Washburn to continue to serve as a director of the Board.

Benjamin R. Whiteley, Chairman of the Board of Directors.  Mr. Whiteley has served as a member of the Board since 1994 and was elected Chairman of the Board of Directors in October 2004. He is the retired Chairman and Chief Executive Officer of Standard Insurance Company, an Oregon based life insurance company, where he served in a number of capacities over 44 years ending in 2000. Mr. Whiteley has served as a director of several other publicly held companies and has chaired the boards of a number of non-profit organizations. Mr. Whiteley brings executive management and public company director expertise to the Board.

The Board of Directors has determined that it is in the best interests of the Company and its shareholders for Mr. Whiteley to continue to serve as a director of the Board, subject to shareholder approval at the Annual Meeting.

Victor G. Atiyeh, Emeritus Director.  Mr. Atiyeh served as a member of the Board from 1994 until the completion of his term in January 2008. Mr. Atiyeh has agreed to continue his counsel to the Board as an Emeritus Director. Mr. Atiyeh has been President of Victor Atiyeh & Co., international trade consultants, since 1987. He served eight years as Governor of the State of Oregon from January 1979 to January 1987. Prior to being elected Governor, Mr. Atiyeh was President of Atiyeh Brothers, a family retail company.

Arrangements Regarding Appointment as a Director

Pursuant to the Investor Rights and Restrictions Agreement, dated as of June 10, 2009, among the Company, WLR Recovery Fund IV, L.P. (“Recovery Fund”) and WLR IV Parallel ESC, L.P. (“Parallel Fund”), WL Ross & Co. LLC (WLRCo), and the other holders from time to time party thereto (the Investor Agreement), the Company agreed to cause two designees of Recovery Fund (a “WLR Designee”) to be appointed to the Company’s Board of Directors, which designees are Mr. Ross and Ms. Teramoto. In addition, the Company agreed to re-nominate one of such individuals, as designated by Recovery Fund, to the Company’s Board following the end of such director’s term. If no WLR Designee is serving on the Company’s Board, Recovery Fund is entitled to board observer rights. Recovery Fund’s board rights terminate upon the earliest to occur of June 10, 2014 and certain other events specified in the Investor Agreement.

Board Committees, Meetings and Charters

During the year ended August 31, 2010, the Board of Directors held six meetings. The Company maintains a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Copies of the Company’s Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Corporate Governance Guidelines and Code of Business Conduct are available to shareholders without charge upon request to: Investor Relations, The Greenbrier Companies, Inc., One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 or on the Company’s website at http://www.gbrx.com.

Non-management Board members meet without management present at least once annually at a regularly scheduled executive session. The Company’s independent directors generally meet periodically in executive session in conjunction with meetings of the committees of the Board of Directors which are composed entirely of independent directors. The regular executive sessions of the Company’s non-management directors are held on an annual basis, after the end of each fiscal year of the Company, and are scheduled to approximately coincide with (either immediately before or immediately after) the first regularly scheduled meeting of the Board of Directors to be held after the end of each fiscal year of the Company. The Board has designated the Chairman of the Board of Directors of the Company to preside at the regularly scheduled meetings of the non-management directors.

Messrs. McDougall, Swindells, Washburn and Whiteley are members of each of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors. Ms. McManus is a member of the Nominating and Corporate Governance Committee. Mr. Jack is a member of the Audit Committee and effective November 10, 2011, the Chairman of the Compensation Committee. Mr. Washburn is the Chairman of the Nominating and Corporate Governance Committee, Mr. McDougall is the Chairman of the Audit Committee and Mr. Swindells is a member of the Compensation Committee. During the year ended August 31, 2010, the Audit Committee held four meetings, the Nominating and Corporate Governance Committee held four meetings and the Compensation Committee held four meetings. All directors attended more than 75% of the number of meetings of the Board and its committees on which they served. The reports of the Audit and Compensation Committees for the year are included in this Proxy Statement. Each of the members of these committees is an independent director as defined under the rules of the Securities and Exchange Commission and the corporate governance standards applicable to companies listed on the New York Stock Exchange. In addition, the Board of Directors has determined that Mr. McDougall’s and Mr. Washburn’s simultaneous service on the audit committees of three other companies will not impair their ability to serve on the Company’s Audit Committee.

Board Leadership and Structure

Mr. Whiteley is the Chairman of the Board and Mr. Furman is our Chief Executive Officer and a director. The Board has not adopted a specific policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board believes it is appropriate to retain the discretion and flexibility to make these determinations from time to time as needed to provide appropriate leadership for the Company.

At this time, the Board believes the most appropriate Board leadership structure for the Company is to separate the roles of the Chief Executive Officer and Chairman of the Board as a result of the differences between the two roles. The Company’s Chief Executive Officer is responsible for the day to day leadership and performance of the Company, while the Chairman of the Board provides strategic guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board.

Risk Oversight

Board of Directors

The Company’s management has the primary responsibility for risk management, including developing appropriate processes and procedures to identify, manage and mitigate risks. Risk oversight is the responsibility of the Board of Directors and focuses on the adequacy of the Company’s enterprise risk management and risk mitigation processes designed and implemented by management. The Board administers its risk oversight function principally through its division of responsibility within its committee structure, with each board committee being responsible for overseeing risk within its area of responsibility. Significant risk oversight matters considered by the committees are reported to and considered by the Board. Some significant risk oversight matters are reported directly to the Board, including matters not falling within the area of the responsibility of any committee. Types of risks with the potential to adversely affect the Company include financial and accounting risk, operational risk, compensation risk, strategic risk, liquidity risk, investment risk, competitive risk, government regulation risk, market risk, litigation risk, reputation risk, customer risk, business model risk and compliance risk. If necessary, the Board or a committee may delegate specific risk management tasks to management or, in the case of the Board, to an appropriate committee. The Board believes that risk management is an integral part of the Company’s strategic planning process, which addresses, among other things, the risks and opportunities facing the Company.

Management regularly provides the Board and its various committees with a significant amount of information regarding a wide variety of matters affecting the Company. Matters presented to the Board and board committees generally include information with respect to risks facing the Company and ways that management is addressing those risks. The Board and board committees consider the risk aspects of such information and often request additional information with respect to issues that involve risks to the Company. The Board and board committees also raise risk issues on their own initiative.

The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with those efforts.

Audit Committee

The Company’s Audit Committee oversees the Company’s financial and accounting risk, government regulation risk, investment risk and some litigation risk. The Audit Committee considers financial and accounting risk on a quarterly basis and approves or recommends policies and guidelines concerning various financial related exposures. The Audit Committee also reviews risks related to financial reporting, litigation, and information technology and security risks. The Audit Committee periodically reviews the Company’s risk management program from an insurance coverage perspective to ensure that the Company is maintaining an insurance program to minimize exposure to insurable losses. Additionally, the Company’s internal audit function reports to the Audit Committee, and audit results are regularly presented to the Audit Committee. The Audit Committee review identifies internal controls risks and initiates projects for the annual internal audit plan. Material violations of the Company’s Code of Ethics and Business Conduct and related corporate policies are reported to the Audit Committee and thereafter are reported to the full Board.

Compensation Committee

The Company’s Compensation Committee oversees compensation policies and practices to ensure that they do not promote undue risk-taking. In 2010, the Compensation Committee evaluated the current risk profile of the Company’s executive and broad-based compensation policies and practices. In its evaluation, the Compensation Committee reviewed the executive compensation structure and noted numerous ways in which risk is effectively managed or mitigated, including the balance between short-term and long-term incentives and use of multiple performance measures. Additionally, the Compensation Committee sought advice from an outside independent consultant to determine if any of the Company’s compensation policies and practices might encourage excessive risk taking on the part of senior executives. The outside consultant noted several of the practices of our incentive plans (executive and broad-based) that mitigate risk, including the use of multiple measures in our annual and long-term incentive plans, and Compensation Committee discretion in payment of incentives in the executive plans. In light of these analyses, the Compensation Committee believes that the architecture of the Company’s compensation policies and practices provide multiple, effective safeguards to protect against undue risk.

Nominating and Corporate Governance Committee

The Company’s Nominating and Corporate Governance Committee oversees certain risks related to the Company’s strategic risk, some litigation risk, some operational risk and some government regulation and compliance risk. This includes oversight of corporate governance programs, succession planning, human resource matters, long-term strategic plans and environmental, health and safety matters. The Nominating and Corporate Governance Committee approves or recommends policies or guidelines concerning business practices and corporate compliance, and regularly receives and reviews reports from counsel on new developments and best practices in corporate governance. Significant compliance issues, such as allegations of discrimination or other potentially serious legal risks, are regularly reviewed by the Nominating and Corporate Governance Committee.

Independence of Directors

The Board has determined that a majority of its directors qualify as independent directors pursuant to the rules adopted by the Securities and Exchange Commission and the corporate governance standards applicable to companies listed on the New York Stock Exchange. Applying the New York Stock Exchange definition of independence, the Board has determined that the following majority of directors qualify as independent: Messrs. Jack, McDougall, Swindells, Washburn and Whiteley and Ms. McManus. In evaluating independence, the Board took into consideration the fact that Ms. McManus owns a small percentage of the Company’s outstanding debt instruments and related warrants originally issued to WLRCo.

During 2010, the Nominating and Corporate Governance Committee (the “Nominating Committee”) fulfilled its responsibilities under its charter, including, among other responsibilities, selecting, or recommending that the Board select, director nominees to be presented for election at annual meetings of shareholders; developing and recommending to the Board of Directors corporate governance principles applicable to the Company; and developing and overseeing programs for the evaluation of the Board of Directors, its committees and management. The Board annually reviews applicable standards and definitions of independence for Nominating Committee members and has determined that each member of the Nominating Committee meets such standards.

The Nominating Committee receives suggestions for potential director nominees from many sources, including members of the Board, advisors, and shareholders. Any such nominations, together with appropriate biographical information, should be submitted to the Nominating Committee in accordance with the Company’s policies governing submissions of nominees discussed below. Any candidates submitted by a shareholder or shareholder group are reviewed and considered by the Nominating Committee in the same manner as other candidates.

Qualifications for consideration as a nominee for the Board of Directors vary, depending upon the experience and background of incumbent directors as well as particular areas of expertise which the Nominating Committee desires to obtain for the benefit of the Company. The Nominating Committee has identified the following criteria, among others, as appropriate for consideration in identifying Board candidates:

•	Financial acumen and experience

•	Continuing activity in the business community

•	Age and maturity

•	Diversity considerations

•	Background in manufacturing or related industries

Upon completion of the review process, the Nominating Committee makes its recommendation to the full Board of Directors. The Board then selects candidates for nomination for election by shareholders or appointment to fill vacancies.

We do not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions, though we may decide to do so in the future.

A shareholder wishing to nominate a candidate for election to the Company’s Board of Directors at any annual meeting at which the Board of Directors has determined that one or more directors will be elected should submit a written notice of his or her nomination of a candidate to the Nominating Committee of the Company in accordance with the procedures described in this Proxy Statement under “Shareholder Proposals.”

Communication with Directors

Shareholders and other interested parties may communicate with members of the Board of Directors by mail addressed to the Chairman, to any other individual member of the Board, to the full Board, to the non-management directors as a group, or to a particular committee of the Board. In each case, such correspondence should be sent to the Company’s headquarters at One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035. Such

communications are distributed to the Board, to one or more individual members of the Board, to the non-management directors as a group, or to a particular committee of the Board, as appropriate.

Annual Meeting Attendance by Directors

The Company’s policy is to encourage Board members to attend the Company’s annual meetings of shareholders. A majority of the Company’s directors attended the annual meeting of shareholders held on January 8, 2010.

CERTAIN RELATIONSHIPS AND
RELATED PARTY TRANSACTIONS

Wilbur L. Ross, Jr. is Chairman and CEO of WL Ross & Co. LLC (WLRCo) and Wendy L. Teramoto is a Managing Director of WLRCo. WLR Recovery Fund IV, L.P. (“Recovery Fund”) and WLR IV Parallel ESC, L.P. (“Parallel Fund”) own warrants to purchase Common Stock of the Company. WLR Recovery Associates IV LLC (“Associates”) is the general partner of Recovery Fund. Mr. Ross is the managing member of El Vedado, LLC, the general partner of WL Ross Group, L.P., which in turn is the managing member of Associates, the general partner of Recovery Fund. Mr. Ross is an executive officer of INVESCO Private Capital, Inc., which is the managing member of INVESCO WLR IV Associates LLC, which in turn is the general partner of Parallel Fund. Parallel Fund and Recovery Fund are shareholders of WLR-Greenbrier Rail Inc. (“WLR Inc.”). Mr. Ross and Wendy Teramoto, members of the Company’s Board of Directors, are executive officers of WLRCo and other of its affiliates, including WLR Inc., WL Ross-Greenbrier Rail I LLC (“Rail I”), and WL Ross-Greenbrier Rail Holdings I LLC (“Holdings”).

WLR Credit Agreement

On June 10, 2009, the Company entered into a Credit Agreement (the “WLR Credit Agreement”), among the Company as borrower, Recovery Fund and Parallel Fund (together, the “Holders”) as holders, the other holders party thereto, and WLRCo, as Administrative Agent for such holders. Victoria McManus, a director of the Company, owns a 3% participation in the WLR Credit Agreement.

The WLR Credit Agreement provides for a $75.0 million secured term loan, with the potential to increase to $150.0 million. The outstanding principal amount of loan under the WLR Credit Agreement may not exceed the borrowing base, which is derived from specified percentages of the value of eligible accounts receivable, eligible inventory and eligible property, plant and equipment of the Company’s refurbishment and parts business domestic subsidiaries. The Company must provide additional collateral having a value equal to such shortfall in the borrowing base, or prepay the loan in such amount. The Company may the prepay loan under the WLR Credit Agreement in whole or in part at any time without premium or penalty. Amounts prepaid may not be re-borrowed.

The loan bears interest, at the Company’s option, at a rate equal to a base rate determined in accordance with the WLR Credit Agreement or at the three-month London interbank offered rate (“LIBOR”), in each case plus 3.50%. Interest on the loan is due and payable quarterly in arrears if bearing interest at the base rate and at the end of the interest period if bearing interest at LIBOR. Principal, together with all accrued and unpaid interest, is due and payable on June 10, 2012.

The Company’s obligations under the WLR Credit Agreement are secured by substantially all of the assets of each of the Company’s existing and future domestic subsidiaries engaged in the refurbishment and parts business. The Company also pledged to the Administrative Agent amounts owing to the Company under the Amended and Restated Loan and Security Agreement, dated as of February 3, 2009, among the Company, Greenbrier-GIMSA, LLC and Gunderson GIMSA S. de R.L. de C.V., as amended (the “GIMSA Loan”).

All of the Company’s existing and future domestic subsidiaries are required to guaranty the obligations under the WLR Credit Agreement, subject to some limited exceptions.

The largest amount outstanding under the WLR Credit Agreement was $75.0 million. At November 19, 2010, $71.8 million in principal was outstanding.

Warrant Agreement

On June 10, 2009, the Company entered into a Warrant Agreement, dated as of June 10, 2009, with Recovery Fund, Parallel Fund and the other holders from time to time party thereto (the “Warrant Agreement”) pursuant to which the Company issued to the Holders warrants (the “Warrants”) to purchase an aggregate of 3,377,903 shares of the Company’s Common Stock. Recovery Fund and Parallel Fund hold, in the aggregate, Warrants to purchase 3,276,566 shares of Common Stock. In connection with Victoria McManus’ 3% participation in the WL Ross transaction, WL Ross and its affiliates transferred the right to purchase 101,337 shares of Common Stock under the warrant agreement to Ms. McManus, a director of the Company.

The initial exercise price of the Warrants is $6.00 per share, and the Warrants expire on June 10, 2014. A Holder may pay the exercise price of the Warrants in cash or by cancellation of principal amount and/or accrued interest payable by the Company to such Holder under the WLR Credit Agreement, in each case in an aggregate amount equal to the aggregate exercise price of the Warrants being exercised, or by cashless exercise.

The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustment for (i) common stock dividends, subdivisions or combinations; (ii) other dividends and distributions in excess of a $0.32 per annum cash dividend; and (iii) reorganizations, reclassifications, consolidations, mergers or sale of the Company. The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants are also subject to adjustment in the event the Company issues shares of Common Stock or convertible securities, subject to certain exceptions, without consideration or for a consideration per share that is less than 95% of the volume weighted average trading price of the Common Stock on the last trading day preceding the earlier of the date of agreement on pricing of such shares and the public announcement of the proposed issuance of such shares.

If events occurring after the date of the Warrant Agreement would result in an adjustment causing the Warrants to become exercisable in the aggregate for a number of shares of Common Stock that would exceed the number of shares that the Company may issue upon exercise of the Warrants under the rules and regulations of the applicable stock exchange, then from and after such time, upon exercise of any Warrant, the Company may elect to settle the Warrant in cash.

The Company shall not be obligated to issue any shares of Common Stock upon exercise of the Warrants to the extent that, the issuance of such shares of Common Stock would result in the WLR Group (or, if the applicable holder is not a member of the WLR Group, such holder or any of its affiliates) becoming an “Acquiring Person” as that term is defined in and calculated in accordance with the Stockholder Rights Agreement (as defined below), unless and until such excess shares are subject to the voting agreement as described under “Investor Rights and Restrictions Agreement” below. WLR Group is defined in the Third Amendment to the Stockholders Rights Agreement.

Investor Rights and Restrictions Agreement

On June 10, 2009, the Company entered into the Investor Rights and Restrictions Agreement, dated as of June 10, 2009, among the Company, the Investors, WLRCo, and the other holders from time to time party thereto (the Investor Agreement).

Board Rights

Pursuant to the Investor Agreement, the Company agreed to cause two designees of Recovery Fund (a “WLR Designee”) to be appointed to the Company’s Board of Directors, which designees are Mr. Ross and Ms. Teramoto. In addition, the Company agreed to re-nominate one of such individuals, as designated by Recovery Fund, to the Company’s Board following the end of such director’s term. If no WLR Designee is serving on the Company’s Board, Recovery Fund is entitled to board observer rights. Recovery Fund’s board rights terminate upon the earliest to occur of June 10, 2014 and certain other events specified in the Investor Agreement.

Railcar Leasing Portfolio Transaction

On April 29, 2010, Rail I, created for the purpose of acquiring railcar assets in North America to be exclusively managed by subsidiaries of the Company, acquired a lease portfolio of nearly 4,000 railcars valued at approximately

$230 million. Rail I is owned by affiliates of Wilbur J. Ross, Jr., a director of the Company, and Parallel Fund and Recovery Fund, the holders of warrants to acquire 3,276,566 shares, or approximately 12.97% of our pro forma outstanding common stock following exercise of all outstanding warrants.

In connection with the acquisition of the lease portfolio of nearly 4,000 railcars, on April 29, 2010, Greenbrier Leasing Company LLC (“GLC”) and Greenbrier Management Services, LLC (“GMS”), subsidiaries of the Company, entered into certain agreements with affiliates of Wilbur J. Ross, Jr., Parallel Fund and Recovery Fund: a Contract Placement Agreement, an Advisory Services Agreement, a Syndication Agreement, a Railcar Remarketing and Management Agreement and a Line of Credit Participation Letter Agreement.

Pursuant to the Contract Placement Agreement between WLR Inc. and GLC, GLC paid WLR Inc. a fee of approximately $6 million as an inducement to cause WLR Inc., or WLR Inc. to cause its affiliates, to enter into the Advisory Services Agreement, the Syndication Agreement, the Railcar Remarketing and Management Agreement and the Line of Credit Participation Letter Agreement.

Under the Railcar Remarketing and Management Agreement (the “Management Agreement”) GMS was appointed exclusive manager and remarketer of the portfolio of railcars, and will receive a management fee to be set forth in agreed upon supplements to the Management Agreement. Pursuant to the initial supplement for the nearly 4,000 railcars, GMS will receive a management fee equal to a percentage of gross revenues generated by the railcar leases and gross proceeds from the sale of railcars. Unless terminated earlier in certain circumstances, each supplement terminates on either the date set forth in the supplement or when all railcars under the Supplement are disposed. The term of the initial supplement is 25 years. GLC has provided a performance guaranty for performance of GMS under the Management Agreement. GMS previously provided limited management services for the former owners of approximately 2,500 of such 4,000 railcars.

Under the Syndication Agreement GLC was appointed as the exclusive agent for the purpose of seeking investors to purchase an interest in a portion of WLR Inc.’s interest in, or newly issued equity interests of, WLR Inc.’s subsidiary, Holdings, the parent corporation of Rail I. In return, GLC will receive a fee customary in the industry to be mutually agreed upon by the parties. The term of the Syndication Agreement continues until the earlier of liquidation or dissolution of Holdings, any sale of all of WLR Inc.’s interest in Holdings or any foreclosure by the senior lenders on the assets of Rail I.

Under the Advisory Services Agreement GLC was appointed as an exclusive consultant to WLR Inc. to provide WLR Inc. advice with respect to the railcar industry, including the railcar leasing industry and other matters. GLC shall receive incentive compensation equal to a percentage, which may increase in certain circumstances, of the distributions of Holdings to WLR Inc. related to the performance of the railcar leasing portfolios owned by its subsidiaries. In addition, GLC is entitled to a success fee payable upon closing of an issuance, sale or other transfer of any interests of Holdings or Rail I to a third-party equal to a percentage of the amount paid by such third party for the interest, less certain expenses. The term of the agreement continues until the sale, liquidation or dissolution of Holdings and Rail I. WLR Inc. may also engage GLC to assist with refinancing indebtedness of Rail I in which case GLC shall be appointed as the exclusive consultant.

Under the Line of Credit Participation Letter Agreement GLC has the right to participate in up to $2.625 million of funding under the line of credit extended by WLR Inc. to Rail I in the future.

The exact dollar value of the above railcar leasing portfolio transactions cannot readily be determined as it is based on a number of variables that have not yet been achieved or measured.

Certain confidential commercial and financial information regarding the agreements related to the railcar leasing portfolio transactions described above has been omitted and such information and agreements have been granted confidential treatment by the Securities and Exchange Commission pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

On August 18, 2010, GLC and WLR Inc. entered into an amendment (“Amendment”) of the Syndication Agreement. Pursuant to the Amendment, GLC paid Holdings a $130,000 fee to delete certain obligations of GLC that would require registration of GLC or its affiliates as a broker dealer under the federal and state securities laws and agreed to pay Holdings reasonable out-of-pocket fees and expenses incurred in connection with the

Amendment. GLC will continue to provide certain specialized services to WLR Inc. under the Syndication Agreement, for which WLR Inc. will be compensating GLC upon the terms set forth in the Syndication Agreement.

In connection with certain services originally contemplated by the Syndication Agreement, Holdings entered into an engagement letter dated August 18, 2010 (the “Engagement Letter”) with GSF Capital Markets, LLC (the “Beneficiary”), and the Beneficiary simultaneously entered into a Registered Representative Agreement with an employee of GLC in connection therewith (the “Registered Representative Agreement” and, together with the Engagement Letter, the “Agreements”). Under the Engagement Letter, the Beneficiary will act as placement agent with respect to the sale of membership interests in Holdings. Pursuant to the Amendment, GLC has agreed to indemnify Holdings to the extent Holdings is required to indemnify the Beneficiary under the Engagement Letter. The Beneficiary has made it a condition of the Agreements that the Company also provide a guarantee of the obligations of Holdings pursuant to the Engagement Letter, and on August 18, 2010, the Company entered into a Guaranty (“Guaranty”) for the benefit of the Beneficiary.

Under the Guaranty, the Company guarantees to the Beneficiary the due and punctual performance of all of the obligations of Holdings arising under or pursuant to the Agreements, including payment and indemnity. The Company is contingently liable under the Guaranty and could become directly liable for payment and performance under the Engagement Letter if Holdings defaults on its obligations thereunder. The exact dollar value of the above transactions cannot readily be determined as it is based on a number of variables that have not yet occurred or cannot yet be measured and depends, in part, upon the amount of funds raised by Holdings from a new investor or investors, as contemplated by the Agreements. The Company is unable to determine at this time the maximum potential amount of future payments that the Company could be required to make under the Guaranty. The Company’s liability, if any, under the Guaranty could exceed the ultimate purchase price of the sale of membership interests in Holdings eventually sold. The Company believes the likelihood of the Company being required to make payments pursuant to the Guaranty is remote. For accounting purposes, the Company will be required to establish a fair value on the Guaranty and the Company currently believes the fair value of the Guaranty is immaterial. The Guaranty is accounted for as an “off balance sheet arrangement.”

Aircraft Usage Policy.  William A. Furman, Director, President and Chief Executive Officer of the Company, is a 50% owner of two private aircraft managed by a private independent management company. From time to time, the Company’s business requires charter use of privately owned aircraft. In such instances, it is possible that charters may be placed with the company that manages Mr. Furman’s aircraft. In such event, any such use will be subject to the Company’s travel and entertainment policy, and the fees paid to the management company will be no less favorable than would have been available to the Company for similar services provided by unrelated parties. During 2010, the Company placed charters with the company that manages Mr. Furman’s aircraft aggregating $241,421.

Indebtedness of Management.  Since the beginning of our last fiscal year, none of our directors or executive officers has been indebted to us in excess of $120,000.

Policy.  We follow a policy that all proposed transactions by us with directors, officers, five percent shareholders and their affiliates be entered into only if such transactions are on terms no less favorable to us than could be obtained from unaffiliated parties, are reasonably expected to benefit us and are reviewed and approved or ratified by a majority of the disinterested, independent members of the Board of Directors.

The Amendment, the Agreements and the Guaranty described above were ratified by a majority of the disinterested and independent directors of the Company’s Board of Directors on November 10, 2010, who found that the financial terms of the above transactions are no less favorable to the Company, GLC and GMS, as applicable, than those which could be obtained at the time of the transactions in an arm’s-length transaction with a person that is not an affiliate of the Company.

Executive Officers of the Company

The following are executive officers of the Company:

William A. Furman, 66, is President, Chief Executive Officer and a director of the Company, positions he has held since 1994. Mr. Furman was Vice President of the Company, or its predecessor company, from 1974 to 1994. Mr. Furman serves as a director of Schnitzer Steel Industries, Inc., a steel recycling and manufacturing company.

Martin R. Baker, 55, is Senior Vice President, Chief Compliance Officer and General Counsel, a position he has held since May 2008. Prior to joining the Company, Mr. Baker held corporate officer positions with Lattice Semiconductor Corporation since 1997.

Alejandro Centurion, 54, is President of Manufacturing Operations, a position he has held since May of 2007. Mr. Centurion joined the Company in 2005, as the Company’s managing director of Gunderson-Concarril and its chief country representative in Mexico. Later in 2005, he was promoted to Senior Vice President, North American Manufacturing Operations. Prior to joining the Company, he held senior manufacturing positions with Bombardier Transportation for eight years.

James W. Cruckshank, 55, is Senior Vice President and Chief Accounting Officer, a position he has held since April 2008. Prior to joining the Company, Mr. Cruckshank held corporate officer positions with MathStar, Inc. since 2005. He was Chief Financial Officer of Synetics Solutions, Inc. from 2004 to 2005.

William G. Glenn, 49, is Senior Vice President Strategic Planning and Chief Commercial Officer, a position he has held since June 2009. Prior to becoming Senior Vice President, Mr. Glenn was Vice President of Corporate Development and Staff, a position he has held since April 2007. Prior to joining the Company, Mr. Glenn worked as a consultant for the Company on corporate development from 2002 through 2007.

Lorie L. Leeson, 43, is Vice President, Corporate Finance and Treasurer, a position she has held since June 2009. Prior to becoming Treasurer, Ms. Leeson was Vice President Corporate Finance and Assistant Treasurer since November 2007 and Assistant Vice President, Corporate Finance since 2004.

Maren J. Malik, 59, is Vice President of Administration of the Company, a position she has held since June 1991. Prior to 1991 Ms. Malik served in various financial and management positions for the Company’s predecessor company.

Anne T. Manning, 47, is Vice President and Corporate Controller of the Company, a position she has held since November 2007. Ms. Manning has served in various financial management positions for the Company since 1995, most recently as Assistant Corporate Controller.

Mark J. Rittenbaum, 53, is Executive Vice President, Chief Financial Officer, a position he has held since January 2008. Prior to becoming Executive Vice President he was Senior Vice President and Treasurer of the Company since 2001 and Vice President and Treasurer from 1994 to 2001.

James T. Sharp, 56, is President of Greenbrier Leasing Company LLC, a position he has held since February 2004, prior to which he served as Vice President of Marketing and Operations since 1999 and was Vice President of Sales from 1996 to 1999.

Timothy A. Stuckey, 60, is President of Gunderson Rail Services LLC, doing business as Greenbrier Rail Services, a subsidiary engaged in the repair and refurbishment of rail cars. He has served as President since May 1999.

Executive officers are designated by the Board of Directors. There are no family relationships among any of the executive officers of the Company.

EXECUTIVE COMPENSATION

Compensation Governance

The Compensation Committee of the Board of Directors is established pursuant to the Company’s Amended and Restated Bylaws, and operates pursuant to a Charter approved by the Board of Directors. A copy of the Charter is available on the Company’s website at http://www.gbrx.com. The Compensation Committee recommends to the Board of Directors policies and processes for the regular and orderly review of the performance and compensation of the Company’s senior executive management personnel, including the President and Chief Executive Officer. The Compensation Committee determines the compensation level of the Chief Executive Officer based on the Chief Executive Officer’s performance in light of the Company’s goals and objectives. The Compensation Committee also approves compensation of executives other than the Chief Executive Officer. The Compensation Committee regularly reviews and, when necessary, recommends changes to the Company’s incentive and performance-based compensation plans. The Compensation Committee has sole authority to retain and terminate such consultants, counsel, experts and other personnel as the Committee may deem necessary to enable it to fully perform its duties and fulfill its responsibilities, and to determine the compensation and other terms of engagement for such consultants and experts. There are no express provisions in the Charter delegating Compensation Committee authority to any other person.

The Compensation Committee is comprised of at least two members of the Board of Directors, none of whom may be an active or retired officer or employee of the Company or any of its subsidiaries. Members of the Compensation Committee are appointed annually by the Board of Directors. Messrs. Graeme A. Jack, Duane C. McDougall, Charles J. Swindells, Donald A. Washburn, and Benjamin R. Whiteley were the members of the Compensation Committee during fiscal 2010. Mr. Swindells is the Chairman of the Compensation Committee. The Compensation Committee held four meetings during the year ended August 31, 2010.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, no member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries, was formerly an officer or employee, or had a relationship with the Company requiring disclosure as a related party transaction.

Compensation Discussion and Analysis

Philosophy

The Board of Directors and executive management at the Company believes that the performance and contribution of its executive officers are critical to the overall success of the Company. To attract, retain, and motivate the executives necessary to accomplish the Company’s business strategy, the Compensation Committee believes that:

•	Compensation levels should be sufficiently competitive to attract, retain and motivate highly qualified executives and employees.

•	Compensation should reflect position and responsibility.

•	Compensation should be linked to performance and should reinforce cooperation and teamwork in achieving business success.

•	Compensation for executives and key employees should be weighted toward incentive compensation and equity grants.

•	Incentive compensation should be flexible, responsive to the Company’s cyclical business environment, and strike a balance between short-term and long-term performance.

•	Equity grants should be targeted to senior management and key employees and should be issued on a recurring basis considering market conditions.

•	The tax deductibility of compensation should be maximized and administrative costs should be minimized through simplified program structures.

The Compensation Committee believes executive compensation packages provided by the Company to its executives should include both cash and equity-based compensation. Our executive compensation program is intended to have sufficient flexibility to help achieve the goals of each business segment, but within the overall objectives and performance of the Company as a whole. Individual executive compensation is based upon contribution to the organization, experience and expertise, unique skills and other relevant factors. The Compensation Committee discusses with the Chief Executive Officer (“CEO”) annually the performance of each executive officer (other than the CEO, whose performance is reviewed by the Compensation Committee), and based upon these discussions, makes compensation decisions, including salary adjustments and incentive award amounts. The CEO plays a significant role in the compensation-setting process. The CEO evaluates the performance of the other executive officers and makes recommendations regarding salary and incentive awards for the other executive officers. The CEO’s evaluation of executive officer performance is based on achievement of goals and objectives applicable to the individual executive, each individuals’ performance and contribution to the achievement of the financial, operational and strategic goals and objectives of the Company, individual effectiveness and performance in the individual executive’s position, and such other factors as the CEO and the Compensation Committee determine to be appropriate in light of the scope and complexity of such executive’s job responsibilities.

Use of Compensation Consultants

The Compensation Committee has directly engaged Mercer Human Resource Consulting (“Mercer”) as an executive compensation consultant. Mercer reports directly to the Compensation Committee and is responsible for providing advice and counsel to the Compensation Committee on program design and compensation issues. The Compensation Committee also looks to Mercer for assistance in determining a peer group for comparison of executive compensation. The Committee believes that information regarding compensation at peer companies is useful, as it understands that the Company’s compensation practices must be competitive in the marketplace. However, the Company does not specifically rely on benchmarks of compensation against its peers, rather the level of specific elements of compensation awarded by peer companies is only one of the many factors that the Company considers in assessing the reasonableness of the compensation of executive officers.

The Compensation Committee, in consultation with Mercer, redefined the Company’s peer group in July 2010, to include 15 similar-sized companies in similar environments, listed in the table below. The peer group includes three direct peers in the railcar industry1; four heavy manufacturing companies2; two after-market railcar products companies3; three companies that lease high-value equipment4; and three manufacturing companies that compete for employees in the Company’s local labor markets5.

PEER GROUP COMPANIES

Company	GIC Sub-Industry

American Railcar Industries[1]	Construction & Farm Machinery & Heavy Trucks
Astec Industries[2]	Construction & Farm Machinery & Heavy Trucks
Blount[5]	Industrial Machinery
Columbus McKinnon[2]	Industrial Machinery
Esterline Technologies[5]	Aerospace & Defense
FreightCar America[1]	Construction & Farm Machinery & Heavy Trucks
GATX[4]	Trading Companies & Distributors
H&E Equipment Services[4]	Trading Companies & Distributors
L.B. Foster[2]	Industrial Machinery
Schnitzer Steel Industries[5]	Steel
Trinity Industries[1]	Construction & Farm Machinery & Heavy Trucks
United Rentals[4]	Trading Companies & Distributors
WABCO Holdings Inc.[3]	Construction & Farm Machinery & Heavy Trucks
Wabash National[1]	Construction & Farm Machinery & Heavy Trucks
Wabtec[3]	Construction & Farm Machinery & Heavy Trucks

Compensation Summaries

The Compensation Committee reviews the total annual compensation received by each executive officer, including base salary, cash bonuses, long-term incentives, accumulative realized and unrealized stock option and restricted stock gains, dollar value of perquisites and other personal benefits, and post-employment benefits, including actual current payment obligations of the Company in order to fund the Company’s obligations under the supplemental executive retirement plan. The Compensation Committee uses compensation summaries which include dollar amounts for each of the named executive officers to facilitate this review. For the year ended August 31, 2010, Mercer compared the compensation of the Company’s named executive officers to benchmarks derived from peer group compensation and data from comparative market surveys. Total compensation is below the median for each named executive officer.

Elements of Executive Compensation

For the year ended August 31, 2010, the principal components of compensation for executive officers were:

•	Base salary;

•	Short-term incentives — cash bonus;

•	Long-term incentive — restricted stock awards;

•	Retirement and insurance benefits;

•	Perquisites and other personal benefits; and

•	Post-employment benefits.

Base Salary

Base salaries are determined for each executive based on his or her position and responsibilities relative to other executive officers and are, in some cases, determined pursuant to negotiated employment agreements. We regularly monitor competitive compensation rates in local and industry-specific markets, and take that information into account in setting and reviewing base salaries. Salary levels are typically reviewed annually as part of the Company’s performance review process as well as upon an executive’s promotion or other change in responsibility. Merit-based increases to salaries are based on an assessment of the individual executive’s performance.

Due to depressed macroeconomic conditions and continued softness in the railroad supply market, in March 2009, the Company implemented certain cost-cutting measures, including reduction in base salaries for the Company’s executive officers. The reductions were still in effect in fiscal 2010. The salaries of the Company’s executive officers were reduced by a larger percentage than salaries of other Company employees. Notwithstanding the fact that each of the named executive officers except Mr. Glenn and the named former executive officer, had formal employment agreements with the Company, each of such officers agreed to amend such agreements to implement a voluntary reduction to his annual salary during 2009. Mr. Furman agreed to a 50% base salary reduction and each of Messrs. Bisson, Centurion, Rittenbaum and Stuckey agreed to a 12.5% base salary reduction. Mr. Glenn, who does not have a formal employment agreement with the Company, received a 10% salary reduction. Based on Mercer’s compensation analysis, the base salary for each named executive officer is below the median of comparable base salaries.

Short-Term Incentives — Cash Bonuses

Cash bonuses are intended to provide executive officers with an opportunity to receive additional cash compensation based upon Company and individual performance. The bonus program provides the Compensation Committee with the latitude to award cash incentive compensation to executive officers as a reward for the growth and profitability of the Company and places a significant percentage of each executive officer’s compensation at risk.

Mr. Furman’s annual bonus is determined based upon the Company’s return on shareholders’ equity, pursuant to a formula set forth in his employment agreement, as described below under the heading “Employment Agreements and Other Arrangements.” Mr. Furman’s employment agreement has been approved by the Company’s shareholders, and his annual bonus is considered to be performance-based, non-equity incentive plan compensation. For the year ended August 31, 2010, the minimum return on shareholders’ equity requirements were not met, and accordingly, Mr. Furman did not receive a bonus.

Annual bonuses paid to named executive officers other than Mr. Furman are discretionary and are recommended to the Compensation Committee for approval by Mr. Furman based on non-formulaic assessments of individual performance against objectives, including performance of the business unit or other corporate function for which the executive officer is responsible. External market and other factors beyond the control of the executive officer are generally not considered in evaluating performance, though such factors have a strong impact on the amount of the aggregate annual bonus pool available for all executives. No cash bonuses were paid to any of the named executive officers for the year ended August 31, 2010, in view of the Company’s financial performance.

Based on Mercer’s compensation analysis, total cash compensation for each named executive officer is below the median of comparable total cash compensation.

Long-Term Incentive — Restricted Stock Awards

Awards of restricted stock form the basis of the Company’s long-term incentive program, which is intended to retain and motivate executives over the long term, and align their interests with the interests of the Company’s shareholders. The long-term incentive program is designed to emphasize the need for executives to focus on the long-range strategic goals of the Company.

Stock-based awards are made pursuant to the Company’s 2005 Stock Incentive Plan, which is administered by the Compensation Committee. Pursuant to the 2005 Stock Incentive Plan, an aggregate of 1,300,000 shares of Common Stock were reserved for grants of incentive stock options, non-qualified stock options and restricted stock awards to officers, directors, employees, and consultants. The 2005 Stock Incentive Plan was amended in January 2009 to increase the total number of shares available for issuance under the plan by 525,000, to 1,825,000. As of August 31, 2010, 25,427 shares of Common Stock remained available for grant under the 2005 Stock Incentive Plan.

The Company awarded restricted stock grants totaling 302,326 shares under the 2005 Stock Incentive Plan during fiscal 2010, including 44,500 shares awarded to the Company’s named executive officers as disclosed in the “Grants of Plan-Based Awards Table” and described in the accompanying narrative. One half of each award vests ratably on the first, second and third anniversary of the date of grant. In order to retain and incentivize key employees during the economic downturn, and to further align the interests of key employees and shareholders, the other half of each award will vest or not depending on the achievement of certain financial performance goals for the 30 month measurement period ending August 31, 2012. All of the performance based shares will vest on August 31, 2012 if the Company’s EBITDA increases at a compounded annual growth rate of 18% or more over the measurement period. If that target is not met, one-half of the performance based shares will vest if either there is positive EBITDA growth year over year during the measurement period and revenue increases at a compounded annual growth rate of 18% or more, or EBITDA increases at a compounded annual growth rate of 12% or more over the measurement period. In applying the EBITDA and revenue performance-based vesting criteria, the Committee has discretion to take into account the impact of non-recurring or unusual items or special charges in any given period that are not reflective of the ongoing operations of the Company.

The value of long term incentives for each named executive officer is below the median of comparable long term incentive compensation.

Executive Retirement and Insurance Benefits

• Target Benefit Plan

Certain of the Company’s executive officers, including all named executive officers other than Mr. Furman and Mr. Glenn, participate in a supplemental retirement benefit plan maintained by a Company subsidiary, the Greenbrier Leasing Company LLC Manager Owned Target Benefit Plan (the “Target Benefit Plan”). The Target Benefit Plan provides for supplemental retirement income compensation for participating executives. It is not a deferred compensation plan nor a tax-qualified retirement plan; contributions made on behalf of executives under the Target Benefit Plan are taxed to the participating executives currently. The Target Benefit Plan is designed to provide supplemental retirement income to executives in an amount equal to 50% of the executive’s final base salary, although no level of benefits is guaranteed under the Target Benefit Plan. Contributions by the Company to the Target Benefit Plan are used to purchase annuity contracts that are owned by participating executives. The Company also pays participants tax gross-up payments to defray the taxes resulting from the Target Benefit Plan contributions. In order to determine the Company’s contribution under the Target Benefit Plan, the Company projects the executive’s annual salary at age 65 by taking the executive’s current annual base salary, adjusting it for assumed future salary increases including cost of living increases, compounded annually, until the executive reaches age 65. Using that projected annual salary at age 65, the Company determines the amount of annuities necessary, in light of prior annuity purchases and future anticipated purchases, to reach the target benefit of 50% of final year base salary. The Company, however, has discretion to purchase, or not purchase, annuities in any given year sufficient to cover such estimated target benefits for plan participants. The normal form of annuity benefit payments are monthly payments commencing at age 65 and continuing for 180 months. Participants own the individual annuity contracts and accordingly may independently negotiate a different form of payment and benefit commencement date with the annuity provider. Upon a change of control (as defined in the Target Benefit Plan), the Company’s obligation to make contributions on executives’ behalf is accelerated.

Due to the Company’s financial performance, the Company has not accrued and will not make contributions to the Target Benefit Plan with respect to the fiscal year ended August 31, 2010.

• Executive Life Insurance

The Company provides an executive life insurance program to certain executives, including the named executive officers, whereby the Company has agreed to pay the premiums on life insurance policies insuring the executives’ lives, to recognize such premium payments as compensation to the executives, and to pay the executives an additional bonus to help defray the executives’ income tax liability resulting from the payment of such premiums being treated as current compensation. Mr. Furman does not participate in the executive life insurance program.

Mr. Furman’s employment agreement provides for a supplemental retirement benefit of $407,000 per year, payable until age 70. Of this payment, $185,000 is intended to defray the premiums on a life insurance policy insuring his life and the remainder, $222,000, is intended to defray the income taxes resulting from treating this payment as compensation. The Company remits $185,000 of the benefit amount to the trustee of a trust that holds the life insurance policy for payment of the annual premium. The Company directly remits the remaining $222,000 to the appropriate state and federal tax authorities.

• Nonqualified Deferred Compensation Plan

The Company adopted a nonqualified deferred compensation plan effective January 1, 2010, which permits selected participants to elect to defer a portion of their base salary in excess of amounts that may be deferred under the Company’s tax-qualified 401(k) plan, and to direct the investment of amounts credited to their accounts among a range of investment options similar to those available under the Company’s 401(k) plan. Mr. Bisson elected to participate in the nonqualified deferred compensation plan during fiscal 2010; none of the other named executive officers currently participate in the nonqualified deferred compensation plan.

Perquisites and Other Personal Benefits

The Company provides executive officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program goal of enabling the Company to attract, retain, and motivate employees for key positions. The Company is selective in its use of perquisites, utilizing perquisites that are commonly provided, the value of which is generally modest. The Compensation Committee periodically reviews the levels of perquisites provided to executive officers. The primary perquisites are use of Company-owned automobiles and payment of club membership dues. During fiscal 2006 the Compensation Committee approved the establishment of an Executive Home Sale Assistance Program and adopted guidelines for the program, under which the Company will assist selected transferred or newly hired executives in selling their homes, in order to facilitate a successful relocation of the executive.

COMPENSATION COMMITTEE REPORT

As required by Item 407(e)(5) of Regulation S-K, the Compensation Committee reviewed and discussed with the Company’s management the above Compensation Discussion and Analysis prepared by the Company’s management as required by Item 402(b) of Regulation S-K. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Charles J. Swindells, Chairman
Graeme A. Jack
Duane C. McDougall
Donald A. Washburn
Benjamin R. Whiteley

November 9, 2010

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the named executive officers for the fiscal year ended August 31, 2010. The named executive officers are William A. Furman, Mark J. Rittenbaum, Alejandro Centurion, William G. Glenn and Timothy A. Stuckey. Robin D. Bisson is included as a named executive officer for fiscal year 2010 as he served as Senior Vice President, Marketing and Sales until his resignation as an executive officer on March 8, 2010. Mr. Glenn was not a named executive officer in 2009 or 2008. The Company did not grant any stock options to the named executive officers in 2010. The Company does not maintain any defined benefit or actuarial pension plan, and its new nonqualified deferred compensation plan does not pay or provide for preferential or above-market earnings. Accordingly, a column for such elements of compensation is not included in the Summary Compensation Table.

					Non-
					Equity
					Incentive	All
				Stock	Plan	Other
		Salary	Bonus(1)	Awards(2)	Compensation	Compensation(3)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)

William A. Furman	2010	375,000	N/A	-0-	-0-	443,850	818,850
President and Chief	2009	562,500	N/A	836,000	-0-	441,807	1,840,307
Executive Officer	2008	708,333	N/A	2,873,600	-0-	454,275	4,036,208
Mark J. Rittenbaum	2010	249,375	-0-	155,870	N/A	41,425	446,670
Executive Vice	2009	267,188	-0-	418,000	N/A	150,885	836,073
President and Chief Financial Officer	2008	285,000	75,000	179,600	N/A	204,170	743,770
Alejandro Centurion	2010	249,375	-0-	125,895	N/A	62,082	437,352
President,	2009	267,188	-0-	200,640	N/A	207,650	675,478
Greenbrier Manufacturing Operations	2008	285,000	65,000	202,080	N/A	696,489	1,248,569
William G. Glenn	2010	216,000	-0-	125,895	N/A	33,340	375,235
Senior Vice President, Chief Commercial Officer
Timothy A. Stuckey	2010	227,500	-0-	125,895	N/A	79,264	432,659
President, Greenbrier	2009	243,750	-0-	200,640	N/A	234,010	678,400
Rail Services	2008	260,000	65,000	202,080	N/A	296,045	823,125
Robin D. Bisson	2010	247,057	-0-	-0-	N/A	134,079	381,136
Former Senior Vice President,	2009	248,438	-0-	167,200	N/A	213,663	629,301
Marketing and Sales	2008	265,000	50,000	202,080	N/A	293,627	810,707

(1)	Mr. Furman’s bonus is performance-based and is therefore included in the Non-Equity Incentive Plan Compensation column.

(2)	The amount shown represents the fair value at grant date of restricted stock awards granted for each fiscal year. Amounts shown do not reflect compensation actually received by the named executive officers who received restricted stock grants, nor does it necessarily reflect the actual value that will be realized by them if and when the restricted stock awards vest.

(3)	See “All Other Compensation Table” below for detail on amounts included in this column, which include perquisites, contributions to the Target Benefit Plan, tax reimbursement payments, Company match on executive contributions to the 401(k) plan, executive life insurance program benefits and various other compensation amounts.

All Other Compensation Table for Fiscal 2010

	Perquisites						Tax
	and		Target	401(k)	Executive		Reimbursement
	Personal		Benefit Plan	Matching	Life		Payments
Name	Benefits ($)		Contributions ($)(1)	Contributions(2) ($)	Insurance ($)		($)(6)	Other ($)	Total ($)

William A. Furman	36,850	(3)	-0-	-0-	185,000	(4)	222,000	-0-	443,850
Mark J. Rittenbaum	11,919	(3)	-0-	7,506	11,000	(5)	11,000	-0-	41,425
Alejandro Centurion	16,875	(3)	-0-	11,207	17,000	(5)	17,000	-0-	62,082
William G. Glenn	11,400	(3)	-0-	5,940	8,000	(5)	8,000	-0-	33,340
Timothy A. Stuckey	21,541	(3)	-0-	7,523	25,100	(5)	25,100	-0-	79,264
Robin D. Bisson	9,599	(3)	-0-	8,260	58,110	(5)	58,110	-0-	134,079

(1)	These amounts represent the Company’s contributions under the Target Benefit Plan made in behalf of the named executive officer with respect to the plan year ended December 31, 2009.

(2)	These amounts represent the Company’s matching contribution to each named executive officers’ 401(k) plan account. A portion of the amount of the 401(k) matching contribution paid to each named executive officer, except Mr. Furman, was paid in a taxable corrective distribution after the end of fiscal 2010.

(3)	Includes payments made on behalf of: Mr. Furman of $18,446 for car allowance, $13,000 for financial, investment and tax advisors and $5,404 for club dues; Mr. Rittenbaum of $11,919 for car allowance; Mr. Bisson of $9,599 for car allowance; Mr. Centurion of $14,125 for car allowance and $2,750 for tax advisors; Mr. Glenn of $11,400 for car allowance and Mr. Stuckey of $14,039 for car allowance and $7,502 for club dues.

(4)	Consists of supplemental retirement benefit of $185,000 provided for under Mr. Furman’s employment agreement, which is intended to defray the cost of executive life insurance premiums.

(5)	These amounts represent the taxable income related to payment of premiums for individual life insurance for the benefit of the executives.

(6)	These amounts represent cash payments to named executive officers to cover the estimated tax liability, and resulting tax liability from the gross-up tax payments, resulting from, in the case of Mr. Furman, the supplemental retirement benefit payment and the taxable income attributable to him as a result, and in the case of the other named executive officers, the taxable income attributable to the named executive officers under the Executive Life Insurance program.

All Other Compensation Table for Fiscal 2009

	Perquisites
	and		Target	401(k)	Executive		Tax
	Personal		Benefit Plan	Matching	Life		Reimbursement
Name	Benefits ($)		Contributions ($)(1)	Contributions(2) ($)	Insurance ($)		Payments ($)(6)	Other ($)	Total ($)

William A. Furman	34,807	(3)	-0-	-0-	185,000	(4)	222,000	-0-	441,807
Mark J. Rittenbaum	14,837	(3)	54,572	4,904	11,000	(5)	65,572	-0-	150,885
Alejandro Centurion	24,560	(3)	73,402	2,286	17,000	(5)	90,402	-0-	207,650
Timothy A. Stuckey	21,049	(3)	78,887	4,987	25,100	(5)	103,987	-0-	234,010
Robin D. Bisson	6,104	(3)	43,145	5,049	58,110	(5)	101,255	-0-	213,663

(1)	These amounts represent the Company’s contributions under the Target Benefit Plan made in January 2009 on behalf of the named executive officer with respect to the plan year ended December 31, 2008.

(2)	These amounts represent the Company’s matching contribution to each named executive officers’ 401(k) plan account.

(3)	Includes payments made on behalf of: Mr. Furman of $17,297 for car allowance, $12,200 for financial, investment and tax advisors and $5,310 for club dues; Mr. Rittenbaum of $14,837 for car allowance; Mr. Bisson of $2,724 for car allowance and $3,380 for club dues; Mr. Centurion of $15,085 for car allowance and $9,475 for tax advisors; and Mr. Stuckey of $15,139 for car allowance and $5,910 for club dues.

(4)	Consists of supplemental retirement benefit of $185,000 provided for under Mr. Furman’s employment agreement, which is intended to defray the cost of executive life insurance premiums.

(5)	These amounts represent the taxable income related to payment of premiums for individual life insurance for the benefit of the executives.

(6)	These amounts represent cash payments to named executive officers to cover the estimated tax liability, and resulting tax liability from the gross-up tax payments, resulting from, in the case of Mr. Furman, the supplemental retirement benefit payment and the taxable income attributable to him as a result, and in the case of the other named executive officers, the contributions made on behalf of the named executive officers under the Target Benefit Plan and the taxable income attributable to the named executive officers under the Executive Life Insurance program.

(7)	Mr. Glenn was not a named executive officer in fiscal 2009 and therefore is not included in this table.

All Other Compensation Table for Fiscal 2008

	Perquisites
	and		Target	401(k)	Executive		Tax
	Personal		Benefit Plan	Matching	Life		Reimbursement
Name	Benefits ($)		Contributions ($)(1)	Contributions(2) ($)	Insurance ($)		Payments ($)(7)	Other ($)		Total ($)

William A. Furman	47,275	(3)	-0-	-0-	185,000	(5)	222,000	-0-		454,275
Mark J. Rittenbaum	14,459	(3)	81,000	5,711	11,000	(6)	92,000	-0-		204,170
Alejandro Centurion	20,330	(3)	282,000 (4)	-0-	1,217	(6)	283,217	109,725	(8)	696,489
Timothy A. Stuckey	25,743	(3)	107,000	5,810	25,246	(6)	132,246	-0-		296,045
Robin D. Bisson	10,209	(3)	81,000	5,198	58,110	(6)	139,110	-0-		293,627

(1)	Except with respect to Mr. Centurion, these amounts represent the Company’s contributions under the Target Benefit Plan made in January 2008 on behalf of the named executive officer with respect to the plan year ended December 31, 2007.

(2)	These amounts represent the Company’s matching contribution to each named executive officers’ 401(k) plan account.

(3)	Includes payments made on behalf of: Mr. Furman of $19,356 for car allowance, $15,000 for the value of a gift of artwork from Company employees, $7,500 for financial, investment and tax advisors and $5,419 for club dues; Mr. Rittenbaum of $14,459 for car allowance; Mr. Bisson of $4,922 for car allowance and $5,287 for club dues; Mr. Centurion of $17,280 for car allowance and $3,050 for tax advisors; and Mr. Stuckey of $19,337 for car allowance and $6,406 for club dues.

(4)	Represents contributions under the Target Benefit Plan made in January 2008 on behalf of Mr. Centurion with respect to the plan years ended December 31, 2007, 2006 and 2005.

(5)	Consists of supplemental retirement benefit of $185,000 provided for under Mr. Furman’s employment agreement, which is intended to defray the cost of executive life insurance premiums.

(6)	These amounts represent the taxable income related to payment of premiums for individual life insurance for the benefit of the executives.

(7)	These amounts represent cash payments to named executive officers to cover the estimated tax liability, and resulting tax liability from the gross-up tax payments, resulting from, in the case of Mr. Furman, the supplemental retirement benefit payment and the taxable income attributable to him as a result, and in the case of the other named executive officers, the contributions made on behalf of the named executive officers under the Target Benefit Plan and the taxable income attributable to the named executive officers under the Executive Life Insurance program.

(8)	Consists of a payment under the Executive Home Sale Assistance Program.

(9)	Mr. Glenn was not a named executive officer in fiscal 2008 and therefore is not included in this table.

Grants of Plan-Based Awards in Fiscal 2010

					All Other
					Stock	Grant
					Awards:	Date Fair
		Estimated Future Payouts Under			Number of	Value
		Equity Incentive Plan Awards			Shares of	of Stock
		Threshold	Target	Maximum	Stock or Units	Awards
Name	Grant Date	($)	($)	($)	(#)	($)

William A. Furman	N/A	N/A	N/A	N/A	-0-	-0-
Mark J. Rittenbaum	4-5-10	N/A	N/A	N/A	13,000	155,870
Alejandro Centurion	4-5-10	N/A	N/A	N/A	10,500	125,895
William G. Glenn	4-5-10	N/A	N/A	N/A	10,500	125,895
Timothy A. Stuckey	4-5-10	N/A	N/A	N/A	10,500	125,895
Robin D. Bisson	N/A	N/A	N/A	N/A	-0-	-0-

Material Terms of Employment Agreements and Other Arrangements

The Company has employment agreements with each of the named executive officers except Mr. Glenn.

Pursuant to the terms of his employment agreement, entered into effective September 1, 2004, as amended, Mr. Furman’s base salary is at an annual rate of $750,000. Base salaries for Mr. Bisson, Mr. Centurion, Mr. Stuckey and Mr. Rittenbaum also are determined pursuant to the terms of employment agreements entered into with each of those officers respectively on May 11, 2006, April 6, 2009, June 26, 2007 and April 7, 2006, in each case (if applicable) as amended, or as amended and restated. Effective March 1, 2009, all Executive officers with employment agreements voluntarily amended their employment agreements to reduce their base salaries. Mr. Furman’s base salary was reduced by 50% to a rate of $375,000 per year. Mr. Centurion’s, Mr. Stuckey’s and Mr. Rittenbaum’s base salaries were each reduced by 12.5% to annual rates of $249,375, $227,500 and $249,375. Mr. Glenn who does not have a formal employment agreement with the Company, received a 10% salary reduction. In March 2010 Mr. Bisson resigned as an executive officer of the Company, and took an indeterminate personal leave of absence. Mr. Bisson’s employment agreement was amended at that time to restore his base salary to the pre-reduction level and to make minor modifications to his employee benefits.

Mr. Furman’s annual bonus is determined based upon the Company’s return on shareholders’ equity, pursuant to a formula set forth in his employment agreement. If the Company’s return on equity (“ROE”) is less than 10%, no cash bonus is paid. If the ROE is as least 10%, Mr. Furman is entitled to receive a bonus equal to 36% of annual base salary; if ROE is at least 12% but less than 14%, the bonus is equal to 54% of base salary; if ROE is at least 14% but less than 16%, the bonus is equal to 72% of base salary; if ROE is at least 16% but less than 18%, the bonus is equal to 110% of base salary; and if ROE is 18% or greater, the bonus is equal to 150% of base salary. The Compensation Committee has discretion to decrease the amount of the bonus by up to 50%, based upon the Chief Executive Officer’s performance. ROE was less than 10% in fiscal 2010. Accordingly, Mr. Furman did not receive a bonus for the year ended August 31, 2010.

Pursuant to the terms of their employment agreements, each of Messrs. Bisson, Centurion, Stuckey and Rittenbaum may receive an annual target bonus equal to 50% of his base salary, with greater or lesser amounts payable based on performance as determined by the Chief Executive Officer, in consultation with the Compensation Committee. No cash bonuses were awarded to Messrs. Bisson, Centurion, Stuckey or Rittenbaum for the year ended August 31, 2010.

Employment agreements with the named executive officers provide for certain payments and benefits in the event the executive’s employment is terminated by the Company without cause and provide for payments and benefits in the event that the executive is terminated following a change in control of the Company. Details of the payments and benefits triggered by different termination events are discussed and disclosed in tabular format under the heading “Potential Post-Termination Payments,” following the Equity Compensation Plan Information table.

During fiscal 2010 the Company granted restricted stock awards of 13,000 shares to Mr. Rittenbaum and 10,500 shares each to Messrs. Centurion, Glenn and Stuckey. The vesting requirements for such grants are as set forth in the footnotes to the table below entitled “Outstanding Equity Awards at August 31, 2010.”

Restricted Stock Subject to Time Vesting Provisions.  All unvested shares of restricted stock subject to time vesting provisions (“time-based shares”) held by Messrs. Furman, Bisson, Centurion, Glenn, Rittenbaum and Stuckey will automatically vest upon death, disability or retirement. In addition, all time-based shares held by Messrs. Bisson, Centurion, Glenn, Rittenbaum and Stuckey will immediately vest upon the Company’s termination of the executive other than for “cause” or other than in the event of a “change of control” of the Company (as such terms are defined in the executives’ respective employment agreements). In the event of a “change of control” of the Company (as defined in the executives’ respective employment agreements and change of control agreement, in the case of Mr. Glenn), all time-based shares held by Messrs. Bisson, Centurion, Glenn, Rittenbaum and Stuckey will vest upon (i) the Company’s termination of the executive other than for “cause” or the executive’s termination of his employment for “good reason” (as such terms are defined in the executives’ respective employment agreements) following the change of control (in the case of Mr. Centurion and Mr. Glenn, if such termination occurs during the two-year period following the change of control) or (ii) the executive’s termination of his employment without reason during the 30 days following the first anniversary of the change of control.

Restricted Stock Subject to Performance Vesting Provisions.  All unvested shares of restricted stock subject to performance vesting provision (“performance-based shares”) held by Messrs. Centurion, Glenn, Rittenbaum and Stuckey will automatically vest upon death or disability. In addition, all performance-based shares held by Messrs. Centurion, Glenn, Rittenbaum and Stuckey will immediately vest in the event of a change of control that occurs prior to August 31, 2012, regardless of whether the performance criteria have been met.

Outstanding Equity Awards at August 31, 2010

					Stock Awards
									Equity
									Incentive
									Plan Awards:
								Equity	Market
								Incentive	or Payout
								Plan Awards:	Value of
							Market	Number of	Unearned
	Option Awards				Number of		Value of	Unearned	Shares,
	Number of	Number of			Shares or		Shares or	Shares,	Units or
	Securities	Securities			Units of		Units of	Units or	Other
	Underlying	Underlying	Options		Stock That		Stock That	Other	Rights
	Unexercised	Unexercised	Exercise	Options	Have Not		Have Not	Rights	That Have
	Options	Options	Price	Expiration	Vested		Vested	That Have	Not Vested
Name	(#)	(#)	($)	Date	(#)		($)	Not Vested(6)	($)
	Exercisable	Unexercisable

William A. Furman	N/A	N/A	N/A	N/A	20,000	(2)	233,400	N/A	N/A
					100,000	(4)	1,167,000
Mark J. Rittenbaum	N/A	N/A	N/A	N/A	4,000	(1)	46,680	6,500 (6)	75,855
					6,000	(2)	70,020
					50,000	(4)	583,500
					6,500	(5)	75,855
Alejandro Centurion	N/A	N/A	N/A	N/A	4,000	(1)	46,680	5,250 (6)	61,268
					2,400	(3)	28,008
					24,000	(4)	280,080
					5,250	(5)	61,948
William G. Glenn	N/A	N/A	N/A	N/A	4,000	(1)	46,680	5,250 (6)	61,268
					2,400	(3)	28,008
					30,000	(4)	350,100
					5,250	(5)	61,268
Timothy A. Stuckey	N/A	N/A	N/A	N/A	5,000	(1)	58,350	5,250 (6)	61,268
					2,400	(3)	28,008
					24,000	(4)	280,080
					5,250	(5)	61,268
Robin D. Bisson	N/A	N/A	N/A	N/A	4,000	(1)	46,680	N/A	N/A
					2,400	(3)	28,008
					20,000	(4)	233,400

(1)	Restricted stock awards for each of Messrs. Bisson, Centurion, Glenn, Rittenbaum and Stuckey were granted on April 4, 2007 and vest over a period of five years in annual increments of 20 percent of each award beginning one year from grant date.

(2)	Restricted stock award for Mr. Furman was granted on January 8, 2008 and vests over a period of three years in annual increments of one third of each award beginning one year from grant date. Restricted stock award for Mr. Rittenbaum was granted on January 8, 2008 and vests over a period of five years in annual increments of 20 percent of each award beginning one year from grant date.

(3)	Restricted stock awards for each of Messrs. Bisson, Glenn, Stuckey and Centurion were granted on April 7, 2008 and vest over a period of five years in annual increments of 20 percent of each award beginning one year from grant date.

(4)	Restricted stock awards for each of Messrs. Bisson, Centurion, Glenn, Furman, Rittenbaum and Stuckey were granted on May 1, 2009 and vest on May 1, 2012.

(5)	Restricted stock awards for each of Messrs. Centurion, Glenn, Rittenbaum, and Stuckey were granted on April 5, 2010 and vest over a period of three years in annual increments of 33 percent of each award beginning one year from grant date.

(6)	Restricted stock awards for each of Messrs. Centurion, Glenn, Rittenbaum, and Stuckey were granted on April 5, 2010 and subject to vesting contingent on the achievement of performance targets as of August 31, 2012.

Option Exercises and Stock Vested During Fiscal 2010

			Stock Awards
	Option Awards		Number of	Value
	Number of	Value	Shares	Realized On
	Shares	Realized	Acquired	Vesting During
	Acquired	on	on	the Year Ended
	on Exercise	Exercise	Vesting	August 31, 2010
Name	(#)	($)	(#)	($)

William A. Furman	N/A	N/A	20,000	206,400
Mark J. Rittenbaum	N/A	N/A	10,000	122,470
Alejandro Centurion	N/A	N/A	4,800	58,770
William G. Glenn	N/A	N/A	2,800	32,240
Timothy A. Stuckey	N/A	N/A	5,300	64,330
Robin D. Bisson	N/A	N/A	8,800	111,830

Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	withdrawals/	Balance at Last
	Last Fiscal Year	Last Fiscal Year	Fiscal Year	Distributions	FYE
Name	($)	($)	($)	($)	($)

Robin D. Bisson	2,702	-0-	8	-0-	2,710

Equity Compensation Plan Information

The following table provides certain information as of August 31, 2010 with respect to our equity compensation plans under which our equity securities are authorized for issuance.

		Weighted Average	Number of Securities
	Number of Securities to	Exercise Price of	Remaining Available for
	be Issued Upon Exercise	Outstanding Options,	Future Issuance Under
	of Outstanding Options,	Warrants,	Equity Compensation
Plan Category	Warrants and Rights	and Rights	Plans

Equity compensation plans approved by security holders(1)	5,500	$4.74	25,427
Equity compensation plans not approved by security holders	None	None	None

(1)	Includes the Stock Incentive Plan — 2000 (The 2000 Plan) and the 2005 Stock Incentive Plan.

Potential Post-Termination Payments

Benefits Triggered upon Termination Following a Change of Control

Employment agreements entered into with certain of the Named Executive Officers provide for certain benefits to these officers if the officer’s employment is terminated by us without “cause” or by the officer for “good reason” within 24 months after a “change in control” of the Company, or if the officer terminates his employment for any reason during the 30-day period immediately following the first anniversary of the change of control. Mr. Glenn has a change of control agreement that provides for substantially the same benefits upon his termination of employment under these scenarios.

In the above-described agreements, “change of control” generally is defined to include the acquisition by any individual, entity or group of 30 percent or more (in the case of Messrs. Stuckey’s and Mr. Bisson’s employment agreements and Mr. Glenn’s change of control agreement, 50 percent or more) of our stock, consummation of a merger or consolidation that results in 50 percent of more of our stock being owned by persons who were not stockholders prior to the transaction, a sale of substantially all of our assets, the dissolution or liquidation of the Company, or replacement of a majority of the members of the Board by individuals whose nomination, election or appointment was not approved by the incumbent Board.

Although the individual employment agreements contain some negotiated differences in the definitions of terms, “cause” generally is defined to include gross negligence or willful misconduct in the performance of material duties, conviction of or a plea of no contest to certain crimes, conduct involving moral turpitude, and failure to carry out reasonable, material directives. “Good reason” generally is defined to include a change in position or responsibilities that does not represent a promotion, a decrease in base salary, and a home office relocation of over 35 miles.

The following table shows the estimated change of control benefits that would have been payable to the Named Executive Officers if a change of control (as defined in the applicable agreement) had occurred on August 31, 2010 and, except as noted, each officer’s employment had been terminated on that date either by us without “cause” or by the officer with “good reason.”

	Cash	Annual	Restricted	Annual					280G
	Severance	Insurance	Stock	Retirement					Capped
	Benefit(1)	Continuation(2)	Acceleration(3)	Benefit		Other		Total	Amount(8)
Name	($)	($)	($)	($)		($)		($)	($)

William A. Furman	2,250,000	4,836	1,400,400	407,000	(4)	48,849	(6)	4,111,085	4,187,703
Mark J. Rittenbaum	712,500	19,804	851,910	428,695	(5)	17,907	(6)	2,030,816	2,688,759
Alejandro Centurion	712,500	31,691	477,303	547,913	(5)	26,400	(6)	1,795,807	1,722,930
William G. Glenn	360,000	22,691	547,323	-0-		26,400	(6)	956,414	894,462
Timothy A. Stuckey	650,000	29,936	488,973	281,322	(5)	22,724	(6)	1,472,955	2,070,766
Robin D. Bisson	795,000	73,691	308,088	283,026	(5)	38,400	(6)(7)	1,498,205	2,543,043

(1)	Cash Severance Benefit. The employment agreements with Mr. Furman and Mr. Bisson provide for cash severance payments equal to three times the sum of their current base salary (before the 2009 base salary decrease) plus the average of the last two year’s cash bonus payments. The agreements with Mr. Rittenbaum, Mr. Stuckey and Mr. Centurion provide for a payment equal to two and one half times the sum of their current base salary (before 2009 base salary decrease) plus the average of the two most recent annual bonuses (the “average bonus amount”). The change of control agreement with Mr. Glenn provides for severance payments equal to one and one half times the sum of his current base salary (before 2009 base salary decrease) plus the average of the last two years bonus payments. Messrs. Bisson, Stuckey and Rittenbaum are also entitled to receive a pro-rated bonus for the year of termination, based on the average bonus amount and the number of days worked during the year of termination. Since it is assumed that termination is on August 31, 2010, the cash severance benefit amount includes 100% of the average bonus amount (which equals zero, as no bonuses were paid in fiscal 2010 or 2009), in addition to the multiples of salary and bonus described above. All payments are to be made in a single lump sum within 30 days after the date of termination.

(2)	Insurance Continuation. If cash severance benefits are triggered, the employment agreements with Messrs. Centurion, Stuckey and Rittenbaum also provide that we will pay the cost of all health and welfare benefits paid for by us at the time of termination for up to 24 months following the termination of employment The employment agreement with Mr. Furman provides for continuation of health and welfare benefits until he reaches age 70. Mr Furman’s employment agreement also provides that if the Company terminates his employment without cause, or he terminates for good reason or without reason during the 30 days following the first anniversary of the change of control, all health and welfare benefits will continue for a period of three years following the date of termination. The employment agreement with Mr. Bisson provides for continuation of health and welfare benefits until he and his spouse reach age 65, as described in note 7 below. The amounts in the table above represent 12 months of life and health insurance premium payments at the rates paid by us for each of these officers as of August 31, 2010.

(3)	Restricted Stock Acceleration. All unvested shares of restricted stock held by Messrs. Furman, Bisson, Centurion, Rittenbaum and Stuckey will automatically vest upon death, disability or retirement. In addition, all shares held by Messrs. Bisson, Centurion, Rittenbaum and Stuckey will immediately vest upon the Company’s termination of the executive other than for “cause” or other than in the event of a “change of control” of the Company (as such terms are defined in the executives’ respective employment agreements). In the event of a “change of control” of the Company (as defined in the executives’ respective employment agreements), all shares held by Messrs. Bisson, Centurion, Rittenbaum and Stuckey will vest upon (i) the Company’s termination of the executive other than for “cause” or the executive’s termination of his employment for “good reason” (as such terms are defined in the executives’ respective employment agreements) following the change of control (in the case of Mr. Centurion, if such termination occurs during the two-year period following the change of control) or (ii) the executive’s termination of his employment without reason during the 30 days following the first anniversary of the change of control. Under Mr. Glenn’s change of control agreement, restricted stock awards will vest upon the Company’s termination of Mr. Glenn other than for cause or disability during the change of control period as defined in the agreement. The amounts in the table above represent the number of shares of unvested restricted stock multiplied by a stock price of $11.67 per share, which was the closing price of our Common Stock on August 31, 2010. The expense that the Company would record would differ from the amount above as under FAS 123R the amount of unamortized expense is based upon the stock price as the date of grant not at vesting.

(4)	Retirement Benefit. Pursuant to his employment agreement, the Company will make an annual payment to or on behalf of Mr. Furman in the amount of $407,000 until he attains age 70, regardless of whether Mr. Furman’s employment terminates prior to that date. Of this payment, $185,000 is intended to defray the premiums on a life insurance policy insuring his life and the remainder, $222,000, is intended to defray the income taxes resulting from treating this payment as compensation. This benefit is provided in place of any executive life insurance or other supplemental retirement benefit.

(5)	Target Benefit Plan Benefit. Under the terms of the Target Benefit Plan, in the event of a change in control of the Company (as defined in the Target Benefit Plan), the Company is obligated to contribute to the Plan on behalf of each participating Named Executive Officer an amount equal to the discounted present value of the contributions that would have been required had the executive remained employed until age 65 (Normal Retirement Age under the Target Benefit Plan). Therefore, in the event that a participating executive’s employment is terminated following a change in control (as defined in the Target Benefit Plan), the executive will receive a monthly retirement benefit equal to the benefit he would have received if he had remained employed until age 65. The amount shown in the table above is the purchase price of the amount of the additional annuity to be purchased so that the aggregate annuities result in a payment equal to the amount of the estimated annual target benefit payable to the executive under the Target Benefit Plan, assuming that the executive terminated employment as of August 31, 2010 following a change in control (as defined in the Target Benefit Plan). Monthly benefits commence when the executive attains age 65 and continue for 15 years (180 months) from that date.

(6)	Other. Pursuant to their employment agreements, the Company will provide Messrs. Bisson, Centurion, Rittenbaum and Stuckey with continuation of the Company’s customary automobile benefit at the Company’s expense, for a period of two years following termination of employment. Pursuant to his employment agreement, Mr. Furman will continue to receive the Company’s customary automobile benefit for three years following termination of employment. For each named executive, the amount above represents the cost of the post-termination automobile benefit for the applicable period, based on the current or estimated future annual cost of the executive’s leased car or other automobile benefit.

(7)	Consulting Arrangement. Pursuant to Mr. Bisson’s employment agreement, the Company will enter into a consulting agreement with Mr. Bisson for a period of 60 months following his termination of employment, which provides for payment of $1,000 per month for consulting services not to exceed 20 hours per month, and the provision of medical, dental and vision coverage for Mr. Bisson and his dependents during that period, provided such coverage is available for non-employee consultants under the Company’s group health plans. The Company will pay the cost of COBRA coverage for the maximum period of time available following the end of the consulting period, and will thereafter provide Mr. Bisson and his spouse with health benefits until each of them becomes eligible for Medicare, up to a maximum cost per person of $2 million.

(8)	280G Capped Amount. Under all of the change of control provisions described above, the amount of change of control benefits each officer will receive are capped at an amount that will prevent any payments being non-deductible under section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) or subject to excise tax under Code section 4999. The amounts shown in this column are the capped amounts, which are equal to one dollar less than the product of three-times the amount of the officers “base amount,” which, as calculated under Code section 280G, is equal to the average of the officer’s W-2 wages over the five-year period preceding the change of control event (or such shorter period as the officer has been employed by the Company).

Benefits Triggered on Involuntary Termination of Employment without Cause

The following table shows the estimated benefits that would have been paid to each of the Named Executive Officers if the officer’s employment had been terminated on August 31, 2010, either by us without “cause” or, with respect to certain benefits, by the officers with “good reason,” pursuant to the terms of such officer’s employment agreement with the Company.

	Cash		Annual	Restricted	Annual
	Severance		Insurance	Stock	Retirement
	Benefit		Continuation(2)	Acceleration(3)	Benefit		Other(6)	Total
Name	($)		($)	($)	($)		($)	($)

William A. Furman	1,500,000	(1)	4,836	1,400,400	407,000	(4)	32,566	3,344,802
Mark J. Rittenbaum	570,000	(1)	19,804	851,910	101,351	(5)	17,907	1,560,972
Alejandro Centurion	570,000	(1)	31,691	477,303	66,315	(5)	26,400	1,171,709
William G. Glenn	N/A		N/A	N/A	N/A		N/A	N/A
Timothy A. Stuckey	520,000	(1)	29,936	488,973	97,338	(5)	22,724	1,158,971
Robin D. Bisson	530,000	(1)	73,691	308,088	126,013	(5)	26,400	1,064,192

(1)	Cash Severance Benefit. Employment agreements with each of Messrs. Furman, Bisson, Centurion, Stuckey and Rittenbaum provide for lump sum cash severance payments equal to two times the sum of base salary plus the average bonus amount. Messrs. Bisson, Centurion, Stuckey and Rittenbaum also are entitled to receive a pro-rated bonus for the year of termination, based on the average bonus amount and the number of days worked during the year of termination. Since it is assumed that termination is on August 31, 2010, the cash severance benefit amount includes 100% of the average bonus amount (which equals zero, as no bonuses were paid in fiscal 2010 or 2009), in addition to the multiples of salary and bonus described above. All payments are to be made in a single lump sum within 30 days after the executive signs a release of claims against the Company.

(2)	Insurance Continuation. Employment agreements with Messrs. Furman, Bisson, Centurion, Rittenbaum and Stuckey also provide for continuation of life, accident and health insurance benefits paid by us for up to 24 months following the termination of employment, except to the extent similar benefits are provided by a subsequent employer. The amounts in the table above represent 12 months of life, accident and health insurance premium payments at the rates paid by us for each of these officers as of August 31, 2010.

(3)	Restricted Stock Acceleration. All unvested shares of restricted stock will immediately vest upon termination of each Named Executive Officer by the Company without cause, under the terms of the officers’ employment agreements. Information regarding unvested restricted stock held by the Named Executive Officers is set forth in the Outstanding Equity Awards table above. The amounts in the table above represent the number of shares of unvested restricted stock multiplied by a stock price of $11.67 per share, which was the closing price of our Common Stock on August 31, 2010. The expense that the Company would record would differ from the amount above as, under FAS 123R, the amount of unamortized expense is based upon the stock price on the date of grant and not on the vesting date.

(4)	Retirement Benefit. Pursuant to his employment agreement, the Company will make an annual payment to or on behalf of Mr. Furman in the amount of $407,000 until he attains age 70, regardless of whether Mr. Furman’s employment terminates prior to that date. Of this payment, $185,000 is intended to defray the premiums on a life insurance policy insuring his life and the remainder, $222,000, is intended to defray the income taxes resulting from treating this payment as compensation. This benefit is provided in place of any executive life insurance or other supplemental retirement benefit.

(5)	Target Benefit Plan Benefit. Under the terms of the Target Benefit Plan, in the event that a participating executive terminates employment for any reason (other than following a change in control, as defined in the Target Benefit Plan) prior to the attainment of age 65, the Company will make no further contributions to the Plan on behalf of the executive. The executive will receive a monthly retirement benefit based upon the amounts payable under individual annuity contracts purchased by the Company on the executive’s behalf prior to his termination of employment. In addition, under the terms of their employment agreements Messrs. Rittenbaum, Stuckey, Centurion and Bisson will continue to be treated as participants in the Target Benefit Plan for two years following termination of employment. The amount shown in the table above is the estimated annual benefit payable to the executive under the Target Benefit Plan, assuming that the executive’s employment was involuntarily terminated as of August 31, 2010 (benefit amounts do not vary under the Target Benefit Plan based on whether termination of employment prior to retirement age was voluntary or involuntary, or with or without cause). Monthly benefits commence when the executive attains age 65 and continue for 15 years (180 months) from that date.

(6)	Other. Pursuant to their employment agreements, the Company will provide Messrs. Bisson, Centurion, Rittenbaum and Stuckey with continued participation in the Company auto program, at the Company’s expense, for a period of two years following termination of employment. The amount above represents the current annual cost of the employees’ participation in the Company’s automobile program for the two year period.

The Company’s obligation to pay severance benefits is, in all cases, contingent upon the officer executing a release of claims in favor of the Company. The Company’s obligation to pay severance benefits to each of Messrs. Bisson, Centurion, Rittenbaum and Stuckey is contingent upon the officer’s compliance with the terms of a covenant not to compete in favor of the Company for one year following termination of employment.

Benefits Triggered on Retirement

The following table shows estimated benefits that would have been payable to the Named Executive Officers if each officer’s employment terminated on August 31, 2010 by reason of retirement, excluding amounts payable under the Company’s 401(k) Plan.

	Estimated	Annual	Restricted	Annual
	Cash	Insurance	Stock	Retirement
	Benefit(1)	Continuation(2)	Acceleration(3)	Benefit		Total
Name	($)	($)	($)	($)		($)

William A. Furman	-0-	4,836	1,400,400	407,000	(4)	1,812,236
Mark J. Rittenbaum	N/A	N/A	776,055	101,351	(5)	877,406
Alejandro Centurion	N/A	N/A	416,035	66,315	(5)	482,350
William G. Glenn	N/A	N/A	486,055	N/A		486,055
Timothy A. Stuckey	N/A	N/A	427,705	97,338	(5)	525,043
Robin D. Bisson	N/A	N/A	308,088	126,013	(5)	434,101

(1)	Cash Benefit. Under the terms of his employment agreement, in the event of termination due to retirement, Mr. Furman is entitled to receive an amount equal to the pro rated portion of the cash bonus which would have been payable to him for the portion of the fiscal year during which he was employed by the Company. Since it is assumed that the triggering event occurs on August 31, 2010, the amount of estimated cash benefit is equal to a full year’s cash bonus, estimated to be amount of the average of the most recent two years’ cash bonuses actually paid to Mr. Furman (which equals zero, as no bonuses were paid in fiscal 2010 or 2009).

(2)	Insurance Continuation. The Company is required to provide continued health insurance at the Company’s expense for Mr. Furman until he attains age 70. The amount in the table represents the annual premium payments at the rates paid by us for Mr. Furman as of August 31, 2010.

(3)	Restricted Stock Acceleration. Under the terms of the Company’s standard forms of Restricted Share Agreement for restricted shares with time-based vesting (“time-based shares”), all unvested time-based shares become fully vested upon termination due to death, disability or retirement. The amounts in the table above represent the number of unvested time-based shares, multiplied by a stock price of $11.67 per share, which was the closing price of our Common Stock on August 31, 2010. The expense that the Company would record would differ from the amount above as, under FAS 123R, the amount of unamortized expense is based upon the stock price on the date of grant and not on the vesting date.

(4)	Retirement Benefit. Pursuant to his employment agreement, the Company will make an annual payment to Mr. Furman in the amount of $407,000 until he attains age 70, regardless of whether Mr. Furman’s employment terminates prior to that date. Of this payment, $185,000 is intended to defray the premiums on a life insurance policy insuring his life and the remainder, $222,000, is intended to defray the income taxes resulting from treating this payment as compensation. This benefit is provided in place of any executive life insurance or other supplemental retirement benefit.

(5)	Target Benefit Plan Benefit. Under the terms of the Target Benefit Plan, in the event that a participating executive terminates employment due to retirement at age 65, the executive will receive monthly payments commencing at age 65 and continuing for 180 months. The amount shown in the table above is the estimated annual benefit payable to the executive under the Target Benefit Plan, assuming that the executive’s employment terminated on August 31, 2010. Monthly benefits commence when the executive attains age 65 and continue for 15 years (180 months) from that date.

Benefits Triggered on Disability or Death

The following table shows estimated benefits that would have been payable to the Named Executive Officers if each officer’s employment terminated on August 31, 2010 by reason of death or disability.

	Estimated	Annual	Restricted	Annual
	Cash	Insurance	Stock	Retirement
	Benefit(1)	Continuation(2)	Acceleration(3)	Benefit		Total
Name	($)	($)	($)	($)		($)

William A. Furman	-0-	4,836	1,400,400	407,000	(4)	1,812,236
Mark J. Rittenbaum	N/A	N/A	851,910	101,351	(5)	953,261
Alejandro Centurion	N/A	N/A	477,303	66,315	(5)	543,618
William G. Glenn	N/A	N/A	547,323	N/A		547,323
Timothy A. Stuckey	N/A	N/A	488,973	97,338	(5)	586,311
Robin D. Bisson	N/A	N/A	308,088	126,013	(5)	434,101

(1)	Cash Benefit. Under the terms of his employment agreement, in the event of termination due to death or disability, Mr. Furman (or his estate) is entitled to receive an amount equal to the pro rated portion of the cash bonus which would have been payable to him for the portion of the fiscal year during which he was employed by the Company. Since it is assumed that the triggering event occurs on August 31, 2010, the amount of estimated cash benefit is equal to a full year’s cash bonus, estimated to be amount of the average of the most recent two years’ cash bonuses actually paid to Mr. Furman (which equals zero, as no bonuses were paid in fiscal 2010 or 2009).

(2)	Insurance Continuation. The Company is required to provide continued health insurance at the Company’s expense for Mr. Furman until such time that Mr. Furman reaches age 70. The amount in the table represents the annual premium payments at the rates paid by us for Mr. Furman as of August 31, 2010.

(3)	Restricted Stock Acceleration. Under the terms of the Company’s standard forms of Restricted Share Agreement, all unvested shares of restricted stock become fully vested upon termination due to death or disability. The amounts in the table above represent the number of shares of unvested restricted stock multiplied by a stock price of $11.67 per share, which was the closing price of our Common Stock on August 31, 2010. The expense that the Company would record would differ from the amount above as, under FAS 123R, the amount of unamortized expense is based upon the stock price on the date of grant and not on the vesting date.

(4)	Retirement Benefit. Pursuant to his employment agreement, the Company will make an annual payment to or on behalf of Mr. Furman in the amount of $407,000 until he attains age 70, regardless of whether Mr. Furman’s employment terminates prior to that date. Of this payment, $185,000 is intended to defray the premiums on a life insurance policy insuring his life and the remainder, $222,000, is intended to defray the income taxes resulting from treating this payment as compensation. This benefit is provided in place of any executive life insurance or other supplemental retirement benefit.

(5)	Target Benefit Plan Benefit. Under the terms of the Target Benefit Plan, in the event that a participating executive’s employment terminates due to the executive’s death the executive’s beneficiary will receive monthly payments commencing on the date the executive would have attained age 65, and continuing for 180 months, unless the beneficiary elects to receive the amounts held under the annuity contracts purchased for the executive’s benefit in a single lump sum. In the event that a participating executive’s employment terminates due to the executive’s disability, the executive will receive a monthly benefit commencing at age 65 and continuing for 180 months. The amount shown in the table above is the estimated annual benefit payable to the executive (or his beneficiary, in the case of death) under the Target Benefit Plan, assuming that the executive’s employment terminated as of August 31, 2010 due to the executive’s death or disability.

Compensation Of Directors

The following table summarizes the compensation of the members of the Board of Directors who are not employees of the Company for the fiscal year ended August 31, 2010.

			Change in Pension
			Value and
			Nonqualified
			Deferred
	Fees Earned or Paid		Compensation	All Other
	in Cash		Earnings	Compensation	Total
Name	($)	Stock Awards ($)(1)	($)	($)	($)

Benjamin R. Whiteley	100,000	60,000	—	—	160,000
Victor G. Atiyeh (Emeritus)	27,000	N/A	—	—	27,000
Graeme A. Jack	42,000	60,000	—	—	102,000
Duane C. McDougall	55,000	60,000	—	—	115,000
Victoria McManus	38,000	60,000	—	—	98,000
Wilbur L. Ross	32,000	60,000	—	—	92,000
Charles J. Swindells	50,500	60,000	—	—	110,500
Wendy L.Teramoto	34,000	60,000	—	—	94,000
C. Bruce Ward	35,000	60,000	1,456 (2)	110,937 (3)	207,393
Donald A. Washburn	45,500	60,000	—	—	105,500

(1)	The amount shown is the fair value at grant date of restricted stock awards granted to the director in fiscal 2010. Amounts shown do not reflect compensation actually received by the director who received restricted stock grants during fiscal year 2010, nor does it necessarily reflect the actual value that will be realized by them if and when the restricted stock awards vest. Directors who are not our employees receive annual grants of restricted shares of the Company’s Common Stock with a fair market value equal to $60,000 made immediately after the close of each annual shareholder meeting, with such shares vesting in equal amounts over a three-year period beginning one year from the date of grant. The total number of shares of restricted stock granted to directors in fiscal 2010 for each of the eligible directors was 5,814 shares.

(2)	Mr. Ward participated in the Gunderson LLC Nonqualified Deferred Compensation plan while he was an employee of Gunderson LLC, a manufacturing subsidiary of the Company. Amount represents Mr. Ward’s pro rata interest in the earnings in the plan. No additional contributions were made on Mr. Ward’s behalf during the current year.

(3)	Mr. Ward also received from the Company consulting fees aggregating $96,000 during 2009 and use of a company automobile with estimated cost of $14,937.

Members of the Board of Directors who are our employees are not separately compensated for serving on the Board of Directors. Directors who are not our employees are paid an annual retainer of $30,000, payable quarterly, with the exception of the Chairman of the Board. The Chairman of the Board receives an annual retainer, payable quarterly, of three times the annual retainer paid to non-employee directors, or currently, $90,000. Effective March 1, 2009, annual retainers were temporarily reduced by 10%. All non-employee directors, including the Chairman of the Board, are also paid a meeting fee of $1,000 per meeting, plus reimbursement of expenses. In addition to the annual retainer, the Audit Committee chairman receives a $10,000 annual retainer and each other committee chairman receives a $5,000 annual retainer, in each case payable quarterly. These annual retainers were also temporarily reduced by 10% effective March 1, 2009. In addition, directors who are not our employees receive annual grants of restricted shares of the Company’s Common Stock with a fair market value equal to $60,000 made immediately after the close of each annual shareholder meeting with such shares vesting in equal amounts over a three-year period. However, no grant will be made to a non-employee director if such grant would cause that director to become an “Acquiring Person” (as defined in the Stockholder Rights Agreement between the Company and Equiserve Trust Company, N.A. dated as of July 13, 2004, as amended). In that case, the non-employee director would receive $60,000 in cash in lieu of the grant of restricted shares. In the event a non-employee director ceases to be a director due to death, disability or retirement, because he or she is not re-elected to serve an additional term as a director, any unvested restricted shares shall immediately become fully vested. If a non-employee director ceases to be a director by reason of removal or resignation as a member of the Board, any unvested restricted shares shall automatically be forfeited, and the shares subject to such award shall be available for grant under the Plan. During fiscal 2010, each non-employee director, that was in office as of the annual meeting date, received an award of restricted stock having a fair market value on the date of the award of $60,000.

Additional Information

We file annual, quarterly, and special reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Shareholders may inspect and copy these materials at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Copies of our annual, quarterly and special reports, Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter and the Company’s Corporate Governance Guidelines are available to shareholders without charge upon request to: Investor Relations, The Greenbrier Companies, Inc., One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 or on the Company’s website at http://www.gbrx.com.

REPORT OF THE AUDIT COMMITTEE
Board of Directors
The Greenbrier Companies, Inc.

The Audit Committee of the Board of Directors is established pursuant to the Company’s Bylaws, as amended, and the Audit Committee Charter adopted by the Board of Directors. The Audit Committee has adopted a policy, as amended, for the pre-approval of services provided by the independent auditors. Copies of the Charter, as amended, and the pre-approval of services policy, as amended, are available on the Company’s website at http://www.gbrx.com. A copy of the pre-approval of services policy is also attached as Appendix A.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Charter.

For the fiscal year 2010, the members of the Audit Committee of the Board of Directors were Duane C. McDougall (Chairman), Graeme Jack, Charles J. Swindells, and Benjamin R. Whiteley, each of whom is an independent director as defined under the rules of the New York Stock Exchange (“NYSE”). Effective November 9, 2010, Donald Washburn joined as a member of the Audit Committee. The Board of Directors has determined that Mr. McDougall and Mr. Jack qualify as “audit committee financial experts” under federal securities laws. The Board annually reviews applicable standards and definitions of independence for Audit Committee members and has determined that each member of the Audit Committee meets such standards.

With respect to the year ended August 31, 2010, in addition to its other work, the Audit Committee:

•	Reviewed and discussed with the Company’s management and independent auditors the Company’s financial statements with respect to each of the first three quarters of the year ended August 31, 2010, and the press releases reporting the Company’s results of operations for each of the first three quarters and the full fiscal year;

•	Reviewed and discussed with the Company’s management and independent auditors the audited financial statements of the Company as of August 31, 2010, and for the year then ended;

•	Discussed with the independent auditors the matters required to be discussed by auditing standards generally accepted in the United States of America; received from the independent auditors written disclosures and a letter confirming their independence from the Company as required by Independence Standards Board Standard No. 1 and discussed with the auditors the firm’s independence;

•	Discussed with the independent auditors the matters required to be discussed by SAS 61;

•	Re-appointed Deloitte & Touche LLP as the Company’s independent auditors to serve for the fiscal year ended August 31, 2010;

•	Discussed significant accounting policies, including prospective changes in accounting principles, with the Company’s management and independent auditors;

•	Approved certain non-audit services provided by the independent auditors, including:

•	Tax consulting and advice for fiscal year 2010;

•	Tax advice relating to Mexico customs matters;

•	Greenbrier

Management Services SAS 70 compliance;

•	Consent and comfort letter for the Company’s equity offering;

•	Reviewed and monitored compliance with corporate governance initiatives, Section 404 of the Sarbanes-Oxley Act of 2002;

•	Met privately with the independent auditors and the internal auditors in executive session to, among other matters, help evaluate the Company’s internal financial accounting and reporting staff and procedures;

•	Reviewed with the independent auditors required communications with auditors with respect to the filing of the Company’s Form S-3 Registration Statement;

•	Reviewed reports issued by the Director of Internal Audit;

•	Discussed with the independent auditors the status of the potential implementation by the Securities and Exchange Commission of International Financial Reporting Standards (“IFRS”) in place of United States generally accepted accounting principles (“GAAP”);

•	Reviewed with management various risk management matters, including Foreign Corrupt Practices Act compliance training and travel security measures;

•	Reviewed and approved changes to the Company’s directors’ and officers’ liability insurance policy;

•	Reviewed and approved management’s recommendation regarding modifications to the coverages under the Company’s casualty, property and worker’s compensation insurance plans;

•	Reviewed with management and the independent auditors the accounting treatment of the railcar leasing portfolio transactions with WLR Inc.;

•	Reviewed chartered aircraft usage;

•	Reviewed with management the status of implementation of enterprise resource planning software; and

•	Reviewed named executive officer expense report summaries.

Based upon the review and discussions summarized above, together with the Committee’s other deliberations and Item 8 of Securities and Exchange Commission Form 10-K, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company, as of August 31, 2010 and for the year then ended, be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2010 for filing with the Commission.

Duane C. McDougall, Chairman
Graeme A. Jack
Charles J. Swindells
Donald A. Washburn
Benjamin R. Whiteley

November 9, 2010

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of November 1, 2010, with respect to beneficial ownership of the Company’s Common Stock (the only outstanding class of voting securities of the Company) by each director or nominee for director, by each Named Executive Officer, by all directors and officers as a group, and by each person who is known to the Company to be the beneficial owner of more than five percent of the Company’s outstanding Common Stock. Unless otherwise indicated, each person has sole voting power and sole investment power.

	Amount and Nature
	of Beneficial		Percent of
Name and Address of Beneficial Owner	Ownership		Class(1)

William A. Furman One Centerpointe Drive, Suite 200 Lake Oswego, Oregon 97035	1,645,000		7.5%
Victor G. Atiyeh	21,108		(3)
Graeme A. Jack	20,253		(3)
Duane C. McDougall	25,564		(3)
Victoria McManus	107,151	(2)	(3)
A. Daniel O’Neal, Jr.	10,811		(3)
Wilbur L. Ross, Jr.	3,282,380	(4)	13.0%
Charles J. Swindells	22,223		(3)
Wendy L. Teramoto	5,814		—
C. Bruce Ward	31,566		(3)
Donald A. Washburn	33,564		(3)
Benjamin R. Whiteley	51,564		(3)
Alejandro A. Centurion	50,460		(3)
William A. Glenn	49,425		(3)
Mark J. Rittenbaum	114,400		(3)
Timothy A. Stuckey	46,000		(3)
All directors and executive officers as a group (22 persons)(5)	5,684,779	(5)	22.5%
WL Ross Group, L.P 1166 Avenue of the Americas New York, New York 10036	3,276,566	(6)	13.0%
Keeley Asset Management Corp Keeley Small Cap Value Fund, Inc. 401 South LaSalle Street Chicago, IL 60605	1,969,850	(7)	9.0%
T. Rowe Price Associates 100 East Pratt Street Baltimore, Maryland 21202	1,755,100	(8)	8.0%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,324,802	(9)	6.1%
Thomson Horstmann & Bryant, Inc. Park 80 West, Plaza One Saddle Brook, NJ 07663	1,167,386	(10)	5.3%

(1)	Calculated based on number of outstanding shares as of November 1, 2010, which is 21,880,820 plus the total number of shares of which the reporting persons have the right to acquire beneficial ownership within 60 days following November 1, 2010.

(2)	Represents shares which the reporting person has the right to acquire beneficial ownership of within 60 days pursuant to a warrant agreement with the Company.

(3)	Less than one percent.

(4)	Mr. Ross may be deemed to share dispositive power over the warrants of the Company held by WLR Recovery Fund IV, L.P. (“Recovery Fund”) and WLR IV Parallel ESC, L.P. (“Parallel Fund”) and voting and dispositive power over any shares issuable upon exercise of the warrants. See footnote (6) below. Mr. Ross disclaims beneficial ownership over the warrants.

(5)	A portion of these shares for certain of the individuals is subject to certain vesting requirements.

(6)	As reported on Schedule 13D dated June 10, 2009 and filed with the SEC on June 22, 2009. Reflects 3,276,566 shares of common stock of the Company which the reporting person has the right to acquire beneficial ownership of within 60 days pursuant to a warrant agreement with the Company. Warrants to purchase 3,263,460 shares of common stock (the “Fund IV Warrants”) are held directly by WLR Recovery Fund IV, L.P. (“Fund IV”). Wilbur L. Ross, Jr. (“Mr. Ross”) is the managing member of El Vedado, LLC, the general partner of WL Ross Group, L.P., which in turn is the managing member of WLR Recovery Associates IV LLC. WLR Recovery Associates IV LLC is the general partner of Fund IV. Accordingly, WLR Recovery Associates IV LLC, WL Ross Group, L.P., El Vedado, LLC and Mr. Ross may be deemed to share dispositive power over the Fund IV Warrants and voting and dispositive power over any shares issuable upon exercise of the Fund IV Warrants. Warrants to purchase 13,106 shares of common stock (the “Parallel Fund Warrants”) are held directly by WLR IV Parallel ESC, L.P. (“Parallel Fund”). Invesco Private Capital, Inc. is the managing member of Invesco WLR IV Associates LLC, which is in turn the general partner of Parallel Fund. Accordingly, Invesco WLR IV Associates LLC, Invesco Private Capital, Inc., WLR Recovery Associates IV LLC, WL Ross Group, L.P., El Vedado, LLC and Mr. Ross may be deemed to share dispositive power over the Parallel Fund Warrants and voting and dispositive power over any shares issuable upon exercise of the Parallel Fund Warrants.

(7)	As reported on Amendment No. 4 to a Schedule 13G dated December 31, 2009 and filed with the SEC on February 12, 2010, by Keeley Asset Management Corp. (“KAMC”). The shares reported are owned of record by KAMC and Keeley Small Cap Value Fund, Inc. KAMC has sole voting power and sole dispositive power with respect to all 1,969,850 shares reported.

(8)	As reported in Schedule 13F-HR for the calendar quarter ended September 30, 2010 and filed with the SEC on November 12, 2010. T. Rowe Price Associates, Inc. reports that it has sole voting power with respect to 303,700 of the shares reported and no voting power with respect to 1,451,400 of the shares reported.

(9)	As reported in Amendment 2 to Schedule 13G dated December 31, 2009 and filed with the SEC on February 8, 2010. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP nor its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. All securities reported in the Amendment No. 2 to Schedule 13G are owned by the Funds.

(10)	As reported in Amendment 1 to Schedule 13G dated December 31, 2009 and filed with the SEC on January 28, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of the Company’s securities with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% beneficial owners are required by Commission regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on review of the copies of such reports furnished to us and written representations from reporting persons that no other reports were required, to our knowledge all of the Section 16(a) filing requirements applicable to such persons with respect to year 2010 were complied with.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO 2005 STOCK INCENTIVE PLAN

The Board of Directors has adopted, subject to shareholder approval, a proposed amendment to the Company’s 2005 Stock Incentive Plan, as amended, that increases the total number of shares of the Company’s Common Stock available for issuance under the plan by 1,000,000 shares, from 1,825,000 to 2,825,000 and changes the vesting period for automatic non-employee director grants from three years to one year. The Board has adopted these amendments, subject to shareholder approval, in the form of a 2010 Amended and Restated Stock Incentive Plan, which amended and restated plan also incorporates the three prior amendments to the plan previously approved by the Board and shareholders (the “Plan”). A copy of the Plan is attached hereto as Appendix B.

The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by encouraging employees, directors and consultants to focus on critical, long-range objectives, attracting and retaining employees, directors and consultants with exceptional qualifications, and linking Plan participants directly to shareholder interests through increased share ownership. The Plan authorizes the grant of incentive stock options (options that qualify under Section 422 of the Internal Revenue Code), nonstatutory stock options, restricted shares, stock units and stock appreciation rights.

As of August 31, 2010, only 25,427 common shares remain available for issuance under the Plan. The Board of Directors believes that the proposed amendment to the Plan is necessary because the number of shares that remains available for issuance to new and existing employees, directors and consultants is not sufficient to promote the objectives of the Plan. The use of broad-based equity incentive programs such as those made available through the Plan has long been an important component of the Company’s compensation and incentive philosophy. This philosophy emphasizes the alignment of compensation and incentives with shareholder interests, and the utilization of long-term equity incentives to increase the proportion of individual compensation that is dependent upon Company and segment performance as the level of individual employee responsibility increases. As further discussed below, we believe that the proposed amendment to the Plan is necessary to enable the Company to continue to provide these incentives.

The amendment to the Plan would increase by 1,000,000 the maximum number of shares of the Company’s Common Stock that may be issued under the Plan, subject to proportionate adjustment in the event of a stock split or other change in the Common Stock or capital structure of the Company. Currently, a maximum of 1,825,000 shares of Common Stock has been authorized for issuance under the Plan. Of that number, 25,427 shares remained available under the Plan for the grant of future awards as of August 31, 2010. Because we use restricted stock grants as part of our compensation plan to retain and motivate executives over the long term, and align their interests with the interests of the Company’s shareholders, and because we grant restricted stock awards to Board members on an annual basis as part of our director compensation package, we believe that these remaining shares will be insufficient to continue operating the Plan through calendar year 2011. We believe, based on currently expected granting practices for the coming years, that the number of additional shares to be reserved for issuance under the Plan for which shareholder approval is being sought (along with shares currently available under the Plan) will be sufficient for at least two full years following shareholder approval.

The following summary of the material provisions of the Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the Plan. A complete copy of the Plan, all amendments thereto as of the date of this Proxy Statement, and the proposed amendment is attached as Appendix B.

General

The purpose of the Plan is to promote the long-term success of the Company and its affiliates and to create shareholder value by (a) encouraging employees, directors and consultants to focus on critical, long-range objectives, (b) attracting and retaining employees, directors and consultants with exceptional qualifications, and (c) linking employees, directors and consultants directly to shareholder interests through increased share ownership. The Plan provides for the grant of options (incentive stock options and nonstatutory stock options), restricted shares, stock units and stock appreciation rights (“SARs”) (each, an “Award”).

Shares Available for Grant

The maximum aggregate number of common shares of the Company reserved and available for issuance pursuant to Awards under the Plan is currently 1,825,000, subject to adjustment under certain circumstances as specified in the Plan. The aggregate number of common shares with respect to which options or SARs may be granted to any individual participant during any calendar year cannot exceed 30,000.

If restricted shares or common shares issued upon the exercise of options are forfeited, then such common shares again become available for future Awards under the Plan. If a stock unit, option or SAR is forfeited or terminated before being exercised, then the corresponding common shares again become available for future Awards under the Plan. If stock units are settled, then only the number of common shares (if any) actually issued in settlement will reduce the number of common shares available for grant under the Plan, and the balance will again become available for Awards under the Plan. If SARs are exercised, then only the number of common shares (if any) actually issued in settlement of such SARs will reduce the number available for Awards under Plan, and the balance will again become available for Awards under the Plan. Notwithstanding the above, the aggregate number of common shares that may be issued under the Plan upon exercise of incentive stock options will not be increased when restricted shares or other common shares are forfeited. In addition, any dividend equivalents paid or credited under the Plan will not be applied against the number of restricted shares, stock units, options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units; provided, however, that subject to Article 11 of the Plan, dividend equivalents that have been converted into Stock Units may not be paid in the form of Common Shares to the extent such payment would exceed the limitations set forth in Section 3.1 of the Plan.

Administration

The Plan is administered by the Compensation Committee of the Company’s Board (the “Committee”), which consists of two or more directors appointed by the Board. Unless otherwise determined by the Board, at all times that the Company is subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”), the composition of the Committee will satisfy the requirements under Rule 16b-3 of the Exchange Act, 162(m) of the Internal Revenue Code (the “Code”) and New York Stock Exchange Rule 303A.02.

Subject to the provisions of the Plan, the Committee has the authority to determine: (a) which employees, directors and consultants will receive Awards, (b) the time or times when Awards will be granted, (c) the types of Awards to be granted, and (d) the number of common shares that may be issued under each Award. The Committee also has such additional powers as have been delegated to it by the Plan. Subject to the express provisions of the Plan, the Committee has the authority to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan, to determine the terms, restrictions and provisions of each Award, and to make all other determinations necessary or advisable for administering the Plan. The determinations made by the Committee will be conclusive.

Eligibility

Employees, directors and consultants of the Company or its affiliates are generally eligible for Awards, but only employees may be granted incentive stock options and only non-employee directors may be granted automatic awards of restricted shares as set forth in the Plan. In addition, an employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its parents or subsidiaries may not be granted an incentive stock option unless the requirements of Section 422(c)(5) of the Code are satisfied.

Options

Each stock option agreement will contain terms and conditions of the option grant that are not inconsistent with the Plan, including, but not limited to, when the option becomes exercisable, the exercise price of the options (which may not be less than fair market value of a common share on the grant date) and the term of the option (not to exceed 10 years from date of grant). Among other things, the stock option agreement may also provide for accelerated exercisability and vesting in the event of the optionee’s death, disability, retirement or other event or for the expiration of an option prior to the end of its term if the optionee terminates service with the Company or its affiliates.

Unless the stock option agreement provides otherwise, in the event of an optionee’s termination of service as an employee, director or consultant (a) for any reason other than retirement, disability or death, the options (to the extent optionee was entitled to exercise the option at the date of such termination) remain exercisable until the option expiration date or three months after such termination of service, whichever is shorter, (b) for any reason other than disability or death but where the optionee is age 62 or older on such termination date, the options (to the extent optionee was entitled to exercise the option at date of such termination) remain exercisable until the option expiration date, (c) due to disability, the options (to the extent the optionee was entitled to exercise the option at date of such termination) remain exercisable until the option expiration date or one year after such termination of service, whichever is shorter, or (d) by reason of death, the options become fully vested and may be exercised any time prior to option expiration date.

The exercise price of an option may be paid, to the extent permitted by applicable laws, in cash or cash equivalents, by surrendering or attesting to ownership of common shares owned by the optionee for at least six months, by cashless exercise, via loan proceeds obtained from pledging common shares being purchased under the Plan, by a full-recourse promissory note, or in any other form that is consistent with applicable laws. In the case of incentive stock options, payment may be made only as set forth in the stock option agreement.

Automatic Restricted Share Grants to Eligible Directors

Immediately after the close of each annual shareholder meeting, each non-employee director, including those that are elected at such meeting, will receive an automatic restricted share award for such number of common shares equal to the aggregate fair market value of $60,000 as of the award date. No such grant, however, will be made to a non-employee director if such grant would cause that individual to become an “acquiring person” as defined in the Stockholder Rights Agreement dated July 13, 2004.

Upon approval of amendment to the Plan, such automatic restricted share awards will vest upon the one year anniversary of the award date. In the event a non-employee director ceases to be a director due to death or disability (as defined in the Plan), or because he or she is not re-elected to serve an additional term as a director, any unvested restricted shares shall immediately become fully vested. If a non-employee director ceases to be a director by reason of removal or resignation as a member of the Board, any unvested restricted shares shall automatically be forfeited, and the shares subject to such award shall be available for grant under this Plan.

Stock Appreciation Rights

Each SAR agreement will contain terms and conditions of the SAR that are not inconsistent with the Plan including, but not limited to, the number of common shares underlying the SAR, the exercise price (which may vary in accordance with a predetermined formula), when the SAR becomes exercisable and the term of the SAR. Among other things, the SAR may also provide for accelerated exercisability and vesting in the event of the SAR holder’s death, disability, retirement or other event or for the expiration of the SAR prior to the end of its term if the SAR holder terminates service with the Company or its affiliates. SARs may be awarded in combination with options, and such an Award may provide that the SARs will not be exercisable unless the related options are forfeited. A SAR may be included in an incentive stock option only at the time of grant. Upon the exercise of an SAR, the SAR holder may receive cash, common shares or a combination thereof, as the Committee determines.

Restricted Shares

Each restricted share agreement will contain terms and conditions of the restricted share award that are not inconsistent with the Plan including, but not limited to, the number of common shares underlying the restricted share award, the consideration to be paid (if any) and the vesting terms. Unless the restricted share agreement provides otherwise, restricted shares will have a one year vesting period.

The restricted share agreement may also provide for accelerated vesting in the event of death, disability, retirement or other events. Restricted share holders have the same voting, dividend and other rights as the Company’s shareholders. The restricted share agreement, however, may require that cash dividends received by restricted share holders be invested in additional restricted shares, with such additional restricted shares being subject to the same conditions and restrictions as the restricted shares with respect to which the dividends were paid.

Stock Units

Each stock unit agreement will contain terms and conditions of the stock units that are not inconsistent with the Plan including, but not limited to, the number of common shares underlying the stock unit and the vesting terms (if any). Unless the stock unit agreement provides otherwise, stock units that are subject to vesting will have a one year vesting period. The stock unit agreement may also provide for accelerated vesting in the event of death, disability, retirement or other event. The stock unit holder has no voting rights with respect to his or her stock units, and has no rights other than those of a general creditor of the Company. Stock units may be settled in cash, common shares or a combination thereof, as the Committee determines. Vested stock units may be settled in a lump sum or installments, and distribution may occur or commence when all vesting conditions have been satisfied or may be deferred until a later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents.

Adjustments

In the event of a subdivision of the outstanding common shares, a declaration of a dividend payable in common shares or in the event of a combination or consolidation of the outstanding common shares (by reclassification or otherwise) into a lesser number of common shares, corresponding automatic adjustments will be made to (a) the number of options, SARs, restricted shares and stock units available for future Awards, (b) the number of common shares covered by each outstanding option and SAR, (c) the exercise price under each outstanding option and SAR, and (d) the number of stock units included in any prior Award that has not yet been settled.

In the event of a declaration of an extraordinary dividend payable in a form other than common shares in an amount that has a material effect on the price of common shares, a recapitalization, a spin-off, merger, consolidation or a similar occurrence, the Committee will make such adjustments as it, in its sole discretion, deems appropriate, including, but not limited to, the cancellation of outstanding Awards after giving Participants notice and an opportunity to exercise their Awards, if applicable.

Dissolution or Liquidation

To the extent not previously exercised or settled, options, SARs and stock units will terminate immediately prior to the dissolution or liquidation of the Company.

Effect of Change in Control

The Committee may determine, at the time of granting of an SAR, restricted share or stock unit or thereafter, that such Awards will become fully vested or exercisable in the event of a change in control (as defined in the Plan) or in the event that the participant is subject to an involuntary termination after a change in control.

In the event of a change in control, each outstanding option will become immediately and fully exercisable, unless the Committee determines otherwise prior to the occurrence of the change in control. Any optionee may decline such acceleration if the acceleration would result in adverse tax effects to the optionee.

In the event of: (a) a merger, exchange or consolidation in which the Company is not the resulting or surviving corporation (or in which the Company is the resulting or surviving corporation but becomes a subsidiary of another corporation), (b) a transfer of all or substantially all the assets of the Company, or (c) the dissolution or liquidation of the Company, the Committee will notify optionees in writing of the transaction at least 30 days prior to the effective date of the transaction. The Committee will, in its sole discretion, and to the extent possible under the structure of the transaction, select one of the following alternatives for treating outstanding options: (a) convert outstanding options to fully vested options to purchase stock of the surviving or acquiring corporation, or (b) provide for a 30-day period prior to the consummation of the transaction in which optionees may exercise outstanding options without any limitation on exercisability and provide that, upon consummation of such transaction, all unexercised options immediately terminate.

Awards under Other Plans

The Company may grant awards under other plans or programs. Such awards may be settled in the form of common shares issued under this Plan. Such common shares will be treated for all purposes under the Plan like common shares issued in settlement of stock units and will, when issued, reduce the number of common shares available for Awards under the Plan.

Limitation on Change in Control Payments

The payments or transfers of benefits under the Plan (the “Payments”) may be reduced as described below, under certain circumstances relating to the occurrence of a change in control. Specifically, if either (a) the independent auditors determine that the participant would be better off on an after tax basis if the participant’s Payments were reduced, or (b) regardless of the after-tax value of a participant’s Award, the Committee, at the time of grant or any time thereafter determines that the following reduction will be imposed, then the aggregate present value of a participant’s Payments will be reduced so that no Payments would be nondeductible by the Company for federal income tax purposes by reason of the tax provisions governing “excess parachute payments” in Section 280G of the Code.

Term, Amendment and Termination

The effective date of the Plan was November 9, 2004. The Plan remains in effect until terminated by the Board, except that no incentive stock options can be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan, or (b) the date when the Board adopted the most recent increase in the number of common shares available for Awards that was approved by the Company’s shareholders.

The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan will be subject to the approval of the Company’s shareholders only to the extent required by applicable laws, regulations or rules or requirements of any applicable governmental authority or listing organization governing the trading of the Company’s stock. The termination or amendment of the Plan will not affect any Award previously granted under the Plan.

The Committee may amend the terms of any Award previously granted (and the related Award agreement), prospectively or retroactively, but generally, no such amendment may impair the rights of any participant without his or her consent and no such amendment may effect a repricing of any Award without approval of the Company’s shareholders.

New Plan Benefits Table

The table below sets forth the Awards that were received by the non-employee eligible directors under the Plan as amended. Benefits that may be received by executive officers and other employees are not determinable and will depend on both the Compensation Committee’s actions and the fair market value of the Company’s Common Stock at various future dates.

Name and Position	Number of Shares	Dollar Value

Each Eligible Director[1](	5,814 shares[2](	$60,000

(1 As of January 8, 2010, the date of the Company’s last annual shareholder meeting, under the Plan nine non-employee members of the Board of Directors of the Company were eligible to receive automatic annual awards of restricted stock, namely, Directors Jack, McDougall, McManus, Ross, Swindells, Teramoto, Ward, Washburn and Whiteley. However, no automatic grant shall be made to an eligible director if such grant would cause that eligible director to become an “Acquiring Person” (as defined in the Stockholder Rights Agreement between the Greenbrier Companies, Inc. and Equiserve Trust Company, N.A. dated as of July 13, 2004, as amended).
(2 Based on $10.32 per share, which was the closing price of the Company’s Common Stock on the NYSE on January 8, 2010.

Federal Income Tax Information

The following is a brief summary of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect as of the date of this Proxy Statement. This summary is not intended to be exhaustive and does not describe state or local tax consequences. Additional or different federal income tax consequences to the Plan participant or the Company may result depending upon other considerations not described below.

Certain options under the Plan are intended to qualify as “incentive stock options” for federal income tax purposes. Under the federal income tax laws in effect as of the date of this Proxy Statement, an option holder will recognize no regular income upon grant or exercise of an incentive stock option. (The spread on exercise of an incentive stock option is taken into account for purposes of calculating the alternative minimum tax.) If an option holder exercises an incentive stock option and does not dispose of the shares acquired within two years of the date of grant and within one year following the date of exercise, the later sales of the shares will qualify for capital gains treatment. If an option holder disposes of shares acquired upon exercise of an incentive stock option before either the one-year or the two-year holding period (a “disqualifying disposition”), the option holder will recognize compensation income in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the option price or (b) the excess of the fair market value of the shares on the date of disposition over the option price. Any additional gain realized upon the disqualifying disposition will be eligible for capital gains treatment.

The Company generally will not be allowed any deduction for federal income tax purposes at either the time of grant or the time of exercise of an incentive stock option. However, upon any disqualifying disposition by an employee, the Company will be entitled to a deduction to the extent the employee recognized compensation income.

Certain options under the Plan will be treated as “nonstatutory stock options” for federal income tax purposes. Under the federal income tax laws in effect as of the date of this Proxy Statement, no income is realized by the holder of a nonstatutory stock option until the option is exercised. At the time of exercise, the option holder will recognize ordinary income, and the Company will be entitled to a deduction, in the amount by which the fair market value of the shares acquired exceeds the exercise price at the time of exercise. The Company is required to withhold employment taxes on such income. Upon the sale of shares acquired upon exercise of a nonstatutory stock option, the option holder will receive capital gains treatment on the difference between the amount realized from the sale and the fair market value of the shares on the date of exercise. Such capital gains treatment shall be short-term or long-term, depending on the length of time the shares were held.

Vote Required For Approval

The amendment to the Plan will not become effective until it has been approved by the shareholders of the Company. The proposal is being submitted to shareholders for this purpose. The favorable vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will be required for approval. Abstentions are considered votes cast and have the same effect as “no” votes in determining whether the proposal is adopted. Broker non-votes are not counted as voted on the proposal and therefore will not be counted in determining whether the proposal receives the necessary majority vote of outstanding shares for approval. The enclosed proxy will be voted for or against approval of the amendment to the Plan, or as an abstention, in accordance with the instructions specified in the proxy form. If no instructions are given on a properly executed and returned proxy, the proxy will be voted for approval of the amendment to the Plan.

The Board of Directors recommends a vote FOR approval of the proposed amendments to the 2005 Stock Incentive Plan in the form of the 2010 Amended and Restated Stock Incentive Plan.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF AUDITORS

For the years ended August 31, 2010 and 2009, Deloitte & Touche LLP, the member firm of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), performed professional services for the Company. The Audit Committee has appointed Deloitte & Touche to audit the consolidated financial statements of the Company for the year ending August 31, 2011. Shareholder ratification of the Audit Committee’s selection of Deloitte & Touche as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. The Board of Directors, however, is submitting the selection of Deloitte & Touche to the shareholders for ratification. In the event the shareholders do not ratify the appointment of Deloitte & Touche, the selection of an independent registered public accounting firm will be determined by the Audit Committee after careful consideration of any information submitted by the shareholders. In addition, even if the shareholders ratify the selection of Deloitte & Touche, the Audit Committee may in its discretion appoint a different independent accounting firm at any time during the year if the Audit Committee determines that a change is in the best interest of the Company.

A representative of Deloitte & Touche is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the 2011 year, subject to the Audit Committee’s right, in its discretion, to appoint a different independent auditor at any time during the year.

The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the 2011 year, subject to the Audit Committee’s right, in its discretion, to appoint a different independent auditor at any time during the year.

Fees Paid to Deloitte & Touche

The Audit Committee pre-approved 100% of the audit services, audit related services, tax services and other services provided by Deloitte & Touche in fiscal 2010.

Audit and audit-related fees aggregated $2,365,500 and $2,266,500 for the years ended August 31, 2010 and 2009, and were composed of the following:

Audit Fees

The aggregate fees billed for the audit of the Company’s annual financial statements for the fiscal years ended August 31, 2010 and 2009 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and Sarbanes-Oxley Section 404 review were $2,074,500 and $2,141,500.

Audit-Related Fees

The aggregate fees billed for due diligence and accounting and reporting consultations for the year ended August 31, 2010 and 2009 amounted to $291,000 and $125,000.

Tax Fees

The aggregate fees billed for the years ended August 31, 2010 and 2009 were $129,200 and $91,360 associated with tax return preparation and $140,140 and $142,550 for services associated with tax consulting services for the years ended August 31, 2010 and 2009.

All Other Fees

The aggregate fees billed for other fees for the years ended August 31, 2010 and 2009 were $2,200 and $2,000 related to access to the Deloitte Accounting Research Tool.

The Audit Committee has considered whether the provision by Deloitte & Touche of non-audit services is compatible with maintaining Deloitte & Touche’s independence.

OTHER BUSINESS

Management knows of no other matters that will be presented for action at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented to the meeting or any adjournments or postponements thereof.

SHAREHOLDER PROPOSALS

To be eligible for inclusion in the Company’s proxy materials for the 2011 Annual Meeting of Shareholders, a proposal intended to be presented by a shareholder for action at that meeting, in addition to complying with the shareholder eligibility and other requirements of the Commission’s rules governing such proposals, must have been received not later than July 28, 2010 by the Secretary of the Company at the Company’s principal executive offices, One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035.

Shareholders may bring business before an annual meeting only if the shareholders proceed in compliance with the Company’s Amended and Restated Bylaws. For business to be properly brought before the 2012 Annual Meeting by a shareholder, notice of the proposed business must be given to the Secretary of the Company in writing on or before the close of business on July 26, 2011. The notice to the Secretary must set forth as to each matter that the shareholder proposes to bring before the meeting: (a) a brief description of the business and reasons for conducting such business at the annual meeting; (b) the shareholder’s name and address as they appear on the Company’s books; (c) the class and number of shares beneficially owned by the shareholder; (d) any material interest of the shareholder in such business and a description of all arrangements and understandings between such shareholder and any other person (including their names) in connection with the proposal of such business; and (e) a representation that the shareholder intends to appear in person at the annual meeting and bring such business before the meeting. The presiding officer at any annual meeting shall determine whether any matter was properly brought before the meeting in accordance with the above provisions. If the presiding officer should determine that any matter has not been properly brought before the meeting, he or she will so declare at the meeting and any such matter will not be considered or acted upon.

Shareholders may nominate a candidate for election as a director only if the shareholders proceed in compliance with the Company’s Amended and Restated Bylaws. For a candidate to be nominated as a director by a shareholder for the 2012 Annual Meeting, notice of such prospective candidate nomination must received by the Secretary of the Company in writing on or before the close of business on July 26, 2011. To be in proper written form, a shareholder’s notice to the Secretary for an annual meeting of shareholders must (i) set forth as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the nominee or in which such nominee has an economic interest through derivative instruments, and (D) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (ii) set forth as to the shareholder giving the notice (A) the name and record address of such shareholder, (B) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder or in which such shareholder has an economic interest through derivative instruments, (C) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination or nominations are to be made by such shareholder, (D) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in the notice and (E) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a signed written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

To be eligible for inclusion in the Company’s proxy materials for the 2012 Annual Meeting, a proposal intended to be presented by a shareholder for action at that meeting, in addition to complying with the shareholder eligibility and other requirements of the Commission’s rules governing such proposals, must be received not later than July 26, 2011 by the Secretary of the Company at the Company’s principal executive offices, One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035.

A copy of the Company’s 2010 Annual Report on Form 10-K will be available to shareholders without charge upon request to: Investor Relations, The Greenbrier Companies, Inc., One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035, or on the Company’s website at http://www.gbrx.com.

By Order of the Board of Directors,

/s/  Sherrill A. Corbett
Sherrill A. Corbett
Secretary

November 24, 2010

Appendix A

POLICY REGARDING THE APPROVAL OF AUDIT AND NON-AUDIT SERVICES PROVIDED BY THE INDEPENDENT AUDITOR

Purpose and Applicability

We recognize the importance of maintaining the independent and objective viewpoint of our independent auditors. We believe that maintaining independence, both in fact and in appearance, is a shared responsibility involving management, the Audit Committee, and the independent auditors.

The Company (which includes consolidated subsidiaries as used herein) recognizes that Deloitte & Touche (the “Audit Firm”) possesses a unique knowledge of the Company, and as a worldwide firm can provide necessary and valuable services to the Company in addition to the annual audit. Consequently, this policy sets forth guidelines and procedures to be followed by the Company when retaining the Audit Firm to perform audit and nonaudit services.

Policy Statement

All services provided by the Audit Firm, both audit and nonaudit, must be pre-approved by the Audit Committee or a Designated Member. The pre-approval of audit and nonaudit services may be given at any time up to a year before commencement of the specified service. Although the Sarbanes-Oxley Act of 2002 permits de minimis exceptions, our policy is to pre-approve all audit and nonaudit services. Pre-approval may be of classes of permitted services, such as “annual audit services,” “tax consulting services” or similar broadly defined predictable or recurring services. Such classes of services could include the following illustrative examples:

•	Audits of the Company’s financial statements required by SEC rules, lenders, statutory requirements, regulators, and others, including quarterly review procedures.

•	Consents, comfort letters, reviews of registration statements and similar services that incorporate or include the audited financial statements of the Company, including responding to the SEC or other regulators regarding such financial statements.

•	Employee benefit plan audits.

•	Accounting consultations and support related to the application of generally accepted accounting principles or the implementation of new laws or regulations, such as compliance with the Sarbanes-Oxley Act, including Section 404 of the Act.

•	Tax compliance and related support for any tax returns filed by the Company, including returns filed by any executive or expatriate under a company-sponsored program.

•	Tax planning and support.

•	Merger and acquisition due diligence services.

The Audit Committee may delegate to one or more designated member(s) of the Audit Committee (a “Designated Member”), who is independent as defined under the standards of the New York Stock Exchange, the authority to grant pre-approvals of permitted services (defined below), or classes of permitted services, to be provided by the Audit Firm. The decisions of a Designated Member to pre-approve a permitted service shall be reported to the Audit Committee at each of its regularly scheduled meetings.

All fees paid to the Audit Firm will be disclosed in the Company’s annual proxy statement in accordance with applicable SEC rules. Starting with fiscal 2004, the annual proxy statement should include disclosure of the amount of Audit Fees, Audit Related Fees, Tax Fees and All Other Fees.

Prohibited Services — The Company may not engage the Audit Firm to provide the nonaudit services described below to the Company, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements:

1. Bookkeeping or Other Services Related to the Company’s Accounting Records or Financial Statements.  The Audit Firm cannot maintain or prepare the Company’s accounting records or prepare the Company’s financial statements that are either filed with the SEC or form the basis of financial statements filed with the SEC.

2. Appraisal or Valuation Services, Fairness Opinions or Contribution-in-Kind Reports.  The Audit Firm cannot provide appraisal or valuation services when it is reasonably likely that the results of any valuation or appraisal would be material to the Company’s financial statements, or where the Audit Firm would audit the results. Transfer studies, cost segregation studies and other tax-only valuations are not prohibited services.

3. Actuarial Services.  The Audit Firm cannot provide insurance actuarial-oriented advisory services unless the Company uses its own actuaries or third party actuaries to provide management with the primary actuarial capabilities, and management accepts responsibility for actuarial methods and assumptions.

4. Management Functions or Human Resources.  Partners and employees of the Audit Firm cannot act as a director, officer, or employee of the Company, or perform any decision-making, supervisory, or ongoing monitoring function for the Company. The Audit Firm cannot recruit, act as a negotiator on the Company’s behalf, deliver employee testing or evaluation programs, or recommend, or advise that the Company hire, a specific candidate for a specific job.

5. Broker-Dealer, Investment Adviser, or Investment Banking Services.  The Audit Firm cannot serve as a broker-dealer, promoter or underwriter of an audit client’s securities.

6. Legal Services and Expert Services Unrelated to the Audit.  The Audit Firm cannot provide any service in which the person providing the service must be admitted to practice before the courts of a U.S. jurisdiction.

7. Internal Audit Outsourcing.  The Audit Firm cannot provide any internal audit services relating to accounting controls, financial systems, or financial statements.

8. Financial Information Systems Design and Implementation.  The Audit Firm cannot design or implement a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements, taken as a whole.

9. Any other services that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

Non-prohibited services shall be deemed permitted services and may be provided to the Company with the pre-approval of a Designated Member or by the full Audit Committee, as described herein.

Services for which Policy-Based Pre-Approval Is Available

The Audit Committee believes that the Audit Firm can provide tax services to the Company, such as tax compliance, tax planning and tax advice without impairing the Audit Firm’s independence. However, the Audit Committee will not permit the retention of the Audit Firm to provide any tax services to the Company that are deemed to be incompatible with auditor independence per standards promulgated by the Public Company Accounting Oversight Board, including any aggressive tax position as defined by such rules.

The Audit Committee has given policy-based pre-approval for the tax services described on Exhibit A. All other tax services must be separately pre-approved by the Designated Member or by the full Audit Committee, including tax services related to large and complex transactions and tax services proposed to be provided by the Audit Firm to any executive officer or director of the Company, in his or her individual capacity, when such services are paid for by the Company.

Audit Committee review of services

At each regularly scheduled Audit Committee meeting, the Audit Committee shall review the following:

•	A report summarizing the services, or grouping of related services, provided by the Audit Firm

•	A listing of newly pre-approved services since its last regularly scheduled meeting

At least annually, the Audit Committee shall review, in addition to the fee disclosure in the proxy statement:

•	An updated projection for the current fiscal year, presented in a manner consistent with the proxy disclosure requirements, of the estimated annual fees to be paid to the Audit Firm

Effective Date

This policy shall be effective immediately upon approval by the Audit Committee.

Adopted by the Audit Committee on April 8, 2003.
Amended on July 10, 2007.

EXHIBIT A

Pre-Approved Tax Services

In this context, the term “the Company” includes all subsidiaries or affiliates of The Greenbrier Companies, Inc.:

•	Tax planning, compliance and related support for tax returns to be filed by the Company for fiscal 2007, including preparation or review of returns.

•	Tax advice and support relating to audits of tax returns filed by the Company in prior years, including appeals, requests for rulings or technical advice from taxing authorities, but in each case expressly excluding advocacy or litigation.

•	Tax advice and assistance with transfer pricing issues between The United States and Canada, and arising out of the APA for fiscal 2005 and 2006 currently being negotiated and the application of the agreed upon analysis to fiscal 2007 or a portion of such year, between The United Sates and Mexico, as identified in the Transfer Pricing Study for Gunderson — Concarril dated December 2005, as these issues continue to pertain to Gunderson — Concarril and to Gunderson GIMSA, including discussions with or presentations to taxing authorities.

Pre-Approval Fee Limit for Tax Services:  $100,000

Appendix B

THE GREENBRIER COMPANIES, INC.

2010 AMENDED AND RESTATED STOCK INCENTIVE PLAN

ARTICLE 1. PURPOSE.

The purpose of the Plan is to promote the long-term success of the Company and its Affiliates and the creation of stockholder value by (a) encouraging Employees, Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Directors and Consultants with exceptional qualifications and (c) linking Employees, Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute incentive stock options or nonstatutory stock options), Restricted Shares, Stock Units or SARs.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Oregon (except their choice-of-law provisions).

ARTICLE 2. ADMINISTRATION.

2.1. Committee Composition. The Committee shall administer the Plan. The Committee shall consist exclusively of two or more Directors of the Company, who shall be appointed by the Board. In addition, unless otherwise determined by the Board, at all times that the Company is subject to Section 16 of the Exchange Act, the composition of the Committee shall satisfy:

(a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act;

(b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code (or its successor); and

(c) Such requirements as the New York Stock Exchange may establish for independent directors under NYSE Rule 303A.02 (or its successor).

2.2. Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine: (a) which Employees, Directors and Consultants shall receive Awards, (b) the time or times when Awards shall be granted, (c) the type or types of Awards to be granted, and (d) the number of Common Shares which may be issued under each Award. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contribution to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. The Committee shall also have such additional powers as are delegated to it by the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as ISOs, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Section 2.2 shall be conclusive.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

3.1. Basic Limitations. Common Shares issued pursuant to the Plan may be authorized but unissued shares. The maximum aggregate number of Common Shares reserved and available for issuance pursuant to Awards under the Plan is 2,825,000, subject to adjustment pursuant to Section 11.1. The aggregate number of Common Shares with respect to which Options or SARs may be granted to any individual Participant during any calendar year shall not exceed 30,000.

3.2. Additional Shares. If Restricted Shares or Common Shares issued upon the exercise of Options are forfeited, then such Common Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. The foregoing notwithstanding, the aggregate number of Common Shares that may be issued under the Plan upon exercise of ISOs shall not be increased when Restricted Shares or other Common Shares are forfeited.

3.3. Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units; provided, however, that subject to Article 11, dividend equivalents that have been converted into Stock Units may not be paid in the form of Common Shares to the extent such payment would exceed the limitations set forth in Section 3.1.

ARTICLE 4. ELIGIBILITY.

4.1. Incentive Stock Options. Only Employees shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

4.2. Other Grants. Only Employees, Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs. Only Eligible Directors shall be eligible for automatic awards of Director Restricted Shares under Article 6.

ARTICLE 5. OPTIONS.

5.1. Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or a NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 7.2.

5.2. Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Section 11.1.

5.3. Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an Option shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant.

5.4. Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability and vesting in the event of the Optionee’s death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Unless the Stock Option Agreement evidencing an Option provides otherwise, the following provisions shall apply in the event of the Optionee’s termination of Service as an Employee, Director or Consultant:

(a) In the event an Optionee’s Service terminates for any reason other than because of retirement, Disability or death, any Option held by the Optionee may be exercised at any time prior to the expiration date of the Option, or the expiration of three months after the date of such termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of such termination.

(b) In the event an Optionee’s Service terminates for any reason other than because of Disability or death and the Optionee has obtained age 62 or older as of the date of such termination, any Option held by the Optionee may be exercised at any time prior to the original expiration date of the Option, but only if and to the extent the Optionee was entitled to exercise the Option at the date of such termination.

(c) In the event an Optionee’s Service terminates because of Disability, any Option held by the Optionee may be exercised at any time prior to the expiration date of the Option or the expiration of one year after the date of such termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of such termination.

(d) In the event of the death of an Optionee while providing Service to the Company or any Affiliate, such Option shall become immediately exercisable in its entirety and may be exercised at any time prior to the expiration date of the Option, but only by the person or persons to whom such Optionee’s rights under the Option shall pass by the Optionee’s will or by the laws of descent and distribution of the state or country of domicile at the time of death.

(e) The Committee, at the time of grant or at any time thereafter, may extend the post-termination expiration periods otherwise applicable to options any length of time not later than the original expiration date of the Option, and may increase the portion of the Option that is exercisable and vested, subject to such terms and conditions as the Committee may determine.

(f) To the extent that the Option of any deceased Optionee, or of any Optionee whose Service terminates, is not exercised within the applicable period, all further rights to purchase Common Shares pursuant to such Option shall cease and terminate.

5.5. Limitation on ISOs. To the extent that an aggregate Fair Market Value of Common Shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year under the Plan and any other plan of the Company or its Affiliates shall exceed $100,000, such Option shall be treated as a NSO. Such Fair Market Value shall be determined as of the date on which such ISO was granted.

ARTICLE 6. ELIGIBLE DIRECTOR RESTRICTED SHARES.

6.1. Automatic Awards. Immediately after the close of each annual stockholder meeting, the Committee shall automatically grant a Director Restricted Share award of such number of shares of Common Stock as have an aggregate Fair Market Value as of the award date of $60,000.00 to each person then serving as an Eligible Director, including any such person who is elected at such meeting. Notwithstanding the foregoing, no grant shall be made to an Eligible Director if such grant would cause that Eligible Director to become an “Acquiring Person” (as defined in the Stockholder Rights Agreement between the Greenbrier Companies, Inc. and Equiserve Trust Company, N.A. dated as of July 13, 2004).

6.2. Vesting of Director Restricted Shares. Each Director’s Restricted Shares shall have a vesting period of one year and shall vest on the first anniversary of the award date. If an Eligible Director ceases to be a Director due to death or Disability, or because he or she is not re-elected to serve an additional term as a Director, any unvested Director Restricted Shares shall immediately become fully vested. If an Eligible Director ceases to be a Director by reason of removal or resignation as a member of the Board, any unvested Director Restricted Shares shall automatically be forfeited, and the shares subject to such award shall be available for grant under this Plan.

6.3. General Rules. Director Restricted Share awards shall be governed by the provisions of Article 9 to the extent such provisions are not inconsistent with this Article 6. Each Director Restricted Shares award shall be evidenced by a Director Restricted Share Agreement.

ARTICLE 7. PAYMENT FOR OPTION SHARES.

7.1. General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

(a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 7.

(b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 7.

7.2. Surrender of Stock. To the extent that this Section 7.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee, which have been held and fully paid for by the Optionee for at least six months prior to the date of such exercise. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Common Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

7.3. Exercise/Sale. To the extent that this Section 7.3 is applicable and to the extent permitted by applicable laws, regulations and rules, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

7.4. Exercise/Pledge. To the extent that this Section 7.4 is applicable and to the extent permitted by applicable laws, regulations and rules, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

7.5. Promissory Note. To the extent that this Section 7.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note.

7.6. Other Forms of Payment. To the extent that this Section 7.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 8. STOCK APPRECIATION RIGHTS.

8.1. SAR Agreement. Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

8.2. Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 11.1.

8.3. Exercise Price. Each SAR Agreement shall specify the Exercise Price. An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

8.4. Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability and vesting in the event of the Optionee’s death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter.

8.5. Effect of Change in Control. The Committee may determine, at the time of granting an SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that the Company is subject to a Change in Control or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control.

8.6. Exercise of SARs. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

ARTICLE 9. RESTRICTED SHARES.

9.1. Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

9.2. Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the consideration shall consist exclusively of cash, cash equivalents or services rendered to the Company (or a Parent or Subsidiary) or full-recourse promissory notes, as the Committee may determine.

9.3. Vesting Conditions. Each Award of Restricted Shares shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. Unless otherwise provided in the Restricted Stock Agreement, Restricted Shares shall have a vesting period of one year. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events.

9.4. Effect of Change in Control. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.

9.5. Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 10. STOCK UNITS.

10.1. Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the

Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

10.2. Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

10.3. Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting, if any, shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. Unless otherwise provided in the Stock Unit Agreement, Stock Units that are subject to vesting shall have a vesting period of at least one year. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events.

10.4. Effect of Change in Control. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that the Company is subject to a Change in Control or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.

10.5. Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

10.6. Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.1.

10.7. Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

10.8. Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 11. CORPORATE EVENTS.

11.1. Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or in the event of a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding adjustments shall automatically be made in each of the following:

(a) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3;

(b) The number of Common Shares covered by each outstanding Option and SAR;

(c) The Exercise Price under each outstanding Option and SAR; or

(d) The number of Stock Units included in any prior Award that has not yet been settled.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off, merger, consolidation or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate, including, but not limited to, the cancellation of outstanding Awards following the provision of notice to Participants and an opportunity to exercise such Award, if applicable. Except as provided in this Article 11, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

11.2. Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

11.3. Acceleration of Options Upon Change of Control.

(a) In the event of a Change in Control, each outstanding Option shall become immediately exercisable to the full extent theretofore not exercisable, unless otherwise determined by the Committee prior to the occurrence of a Change in Control. Notwithstanding the foregoing, any Optionee shall be entitled to decline the acceleration of all or any of his or her Options, if he or she determines that such acceleration may result in adverse tax consequences to him or her.

(b) In the event of: (i) a merger, exchange or consolidation in which the Company is not the resulting or surviving corporation (or in which the Company is the resulting or surviving corporation but becomes a subsidiary of another corporation); (ii) a transfer of all or substantially all the assets of the Company; or (iii) the dissolution or liquidation of the Company (each, a “Transaction”), the Committee shall notify Optionees in writing of the proposed Transaction (the “Proposal Notice”) at least 30 days prior to the effective date of the proposed Transaction. The Committee shall, in its sole discretion, and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding Options under the Plan:

(i) Outstanding Options shall be converted into Options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction. The amount, type of securities subject thereto and exercise price of the converted Options shall be determined by the Committee and based on the exchange rate, if any, used in determining shares of the surviving corporation to be issued to Optionees of shares of the Company. If there is no exchange rate in the Transaction, the Committee shall, in making its determination, take into account the relative values of the companies involved in the Transaction and such other factors as it deems relevant. Such converted Options shall be fully vested.

(ii) The Committee shall provide a 30-day period prior to the consummation of the Transaction during which outstanding Options may be exercised without any limitation on exercisability, and upon consummation of such Transaction, all unexercised Options shall immediately terminate. If the Committee elects to provide such 30-day period for the exercise of Options, the Proposal Notice shall so state. Optionees, by written notice to the Company, may exercise their Options and, in so exercising the Options, may condition such exercise upon, and provide that such exercise shall become effective immediately prior to, the consummation of the Transaction, in which event Optionees need not make payment for the Common Shares to be purchased upon exercise of Options until five days after written notice by the Company to the Optionees that the Transaction has been consummated (the “Transaction Notice”). If the Transaction is consummated, each Option, to the extent not previously exercised prior to the consummation of the Transaction, shall terminate and cease being exercisable as of the effective date of such consummation. If the Transaction is abandoned, (A) all outstanding Options not exercised shall continue to be exercisable, to the extent such Options were exercisable prior to the date of the Proposal Notice, and (B) to the extent that any Options not exercised prior to such abandonment shall have become exercisable solely by operation of this Section 11.3, such exercisability shall be deemed annulled, and the exercisability provisions otherwise in effect shall be reinstituted, as of the date of such abandonment.

ARTICLE 12. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 13. LIMITATION ON RIGHTS.

13.1. Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

13.2. Stockholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

13.3. Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 14. WITHHOLDING TAXES.

14.1. General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

14.2. Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

ARTICLE 15. PLAN TERM; AMENDMENT AND TERMINATION.

15.1. Term of the Plan. The Plan, as set forth herein, shall become effective as of the date it is adopted by the Board, and shall remain in effect until it is terminated under Section 15.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of Common Shares available under Article 3 that was approved by the Company’s stockholders.

15.2. Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules or requirements of any applicable governmental authority or listing organization governing the trading of the Company’s stock. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

The Committee may amend the terms of any Award theretofore granted (and the Award agreement with respect thereto), prospectively or retroactively, but subject to Section 11.1 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent and no such amendment may effect a repricing of any Award without approval of the Company’s stockholders.

ARTICLE 16. LIMITATION ON CHANGE IN CONTROL PAYMENTS.

16.1. Scope of Limitation. This Article 16 shall apply to an Award only if:

(a) The independent auditors most recently selected by the Board (the “Auditors”) determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under section 4999 of the Code), will be greater after the application of this Article 16 than it was before the application of this Article 16; or

(b) The Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Article 16 (regardless of the after-tax value of such Award to the Participant).

If this Article 16 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

16.2. Basic Rule. In the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Article 16, the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

16.3. Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 16, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 16 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

16.4. Overpayments and Underpayments. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an “Overpayment”) or that additional Payments which will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, the Participant shall repay such Overpayment to the Company; provided, however, that no amount shall be payable by the Participant to the

Company if and to the extent that such payment would not reduce the amount that is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

16.5. Related Corporations. For purposes of this Article 16, the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

ARTICLE 17. DEFINITIONS.

17.1. “Affiliate” means any Parent or Subsidiary.

17.2. “Award” means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

17.3. “Board” means the Company’s Board of Directors, as constituted from time to time.

17.4. “Cause” means (a) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company, (b) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof, (c) gross negligence, (d) willful misconduct or (e) a failure to perform assigned duties that continues after the Participant has received written notice of such failure from the Board or its designee. The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or the Affiliate employing the Participant) may consider as grounds for the discharge of the Participant without Cause.

17.5. “Change in Control” means:

(a) A change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated pursuant to the Exchange Act as in effect on the date this Plan was initially adopted; provided that, without limitation, such a change in control shall be deemed to have occurred at such time as any Acquiring Person hereafter becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 30 percent or more of the combined voting power of the Company’s voting securities; or

(b) During any period of 12 consecutive calendar months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by the Company’s stockholders of each new Director was approved by a vote of at least a majority of the Directors then still in office who were Directors at the beginning of the period; or

(c) There shall be consummated (i) any consolidation, merger or exchange involving the Company in which the Company is not the continuing or surviving corporation or pursuant to which voting securities would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of voting securities immediately prior to the merger have the same, or substantially the same, proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or

(d) Approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company.

17.6. “Code” means the Internal Revenue Code of 1986, as amended.

17.7. “Committee” means a committee of the Board, as described in Article 2.

17.8. “Common Share” means one share of the common stock of the Company.

17.9. “Company” means The Greenbrier Companies, Inc. an Oregon corporation.

17.10. “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

17.11. “Director” means a member of the Board.

17.12. “Disability” means the condition of being permanently disabled within the meaning of Code Section 22(e)(3), namely being unable to engage in any substantial gainful employment be reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than 12 months.

17.13. “Eligible Director” means a non-employee Director within the meaning of Rule 16b-3 (or its successor) under the Exchange Act.

17.14. “Employee” means a common-law employee of the Company or an Affiliate.

17.15. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

17.16. “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

17.17. “Fair Market Value” means the closing market price of the Company’s common stock on the date of grant. In the event the Company’s common stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

17.18. “Involuntary Termination” means the termination of the Participant’s Service by reason of:

(a) The involuntary discharge of the Participant by the Company (or the Affiliate employing him or her) for reasons other than Cause; or

(b) The voluntary resignation of the Participant following (i) a material adverse change in his or her title, position, authority or responsibilities with the Company (or the Affiliate employing him or her), (ii) a material reduction in his or her base salary or (iii) receipt of notice that his or her principal workplace will be relocated by more than 30 miles.

17.19. “ISO” means an incentive stock option described in section 422(b) of the Code.

17.20. “NSO” means a stock option not described in sections 422 or 423 of the Code.

17.21. “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

17.22. “Optionee” means an individual or estate who holds an Option or SAR.

17.23. “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

17.24. “Participant” means an individual or estate who holds an Award.

17.25. “Plan” means this 2010 Amended and Restated Stock Incentive Plan, as amended from time to time.

17.26. “Restricted Share” means a Common Share awarded under the Plan.

17.27. “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

17.28. “SAR” means a stock appreciation right granted under the Plan.

17.29. “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

17.30. “Service” means service as an Employee, Director or Consultant.

17.31. “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

17.32. “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

17.33. “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.

17.34. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE 18. EXECUTION.

To record the adoption of the Plan by the Board on November 10, 2010, the Company has caused its duly authorized officer to execute this document in the name of the Company.

THE GREENBRIER COMPANIES, INC.

By:	/s/ William A. Furman

Title:	President and Chief Executive Officer

(The 2005 Stock Incentive Plan was originally adopted November 9, 2004, was amended by Amendment No. 1 on June 30, 2005, Amendment No. 2 on April 3, 2007 and Amendment No. 3 on November 6, 2008, and is now being further amended and restated by this 2010 Amended and Restated Stock Incentive Plan adopted on November 10, 2010)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Graeme A. Jack	☐	☐	02 - Victoria McManus	☐	☐	03 - Wendy L. Teramoto	☐	☐
04 - Benjamin R. Whiteley	☐	☐

For	Against	Abstain	For	Against	Abstain
2. Approve an amendment to the Company’s 2005 Stock Incentive Plan to increase the number of shares available under the plan and to change the vesting schedule for restricted stock grants to non-employee directors.
☐	☐	☐
3. Ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2011 subject to the Audit Committee’s right, in its discretion, to appoint a different independent auditor at any time during the year.
			☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign and date exactly as your name or names appear above. If more than one name appears, all should sign. Persons signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title. If a partnership, please sign in full partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /
0197RB

You are cordially invited to attend the 2011 Annual Meeting of Shareholders of The Greenbrier Companies, Inc., which will be held at the Benson Hotel, 309 SW Broadway, Portland, Oregon beginning at 2:00 P.M. on Friday, January 7, 2011.
Whether or not you plan to attend the meeting, please sign, date and return your proxy form as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally. It is important that your stock be represented.
Sherrill A. Corbett
Secretary
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on January 7, 2011: The Proxy Statement and Annual Report to Shareholders are available at www.gbrx.com/proxy.
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — The Greenbrier Companies, Inc.
Solicited on Behalf of the Board of Directors of the Company
The undersigned hereby appoints William A. Furman, Charles J. Swindells and C. Bruce Ward as proxies, each with full power of substitution, to vote all of the Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders of The Greenbrier Companies, Inc. to be held on Friday, January 7, 2011 beginning at 2:00 P.M. Portland, Oregon time and at any adjournments or postponements thereof.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, FOR APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2005 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE UNDER THE PLAN AND CHANGE THE VESTING SCHEDULE FOR RESTRICTED STOCK GRANTS TO NON-EMPLOYEE DIRECTORS, AND FOR RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY SUBJECT TO THE AUDIT COMMITTEE’S RIGHT TO APPOINT A DIFFERENT INDEPENDENT AUDITOR. THE PROXY HOLDERS WILL HAVE DISCRETION TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.